                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     WESTFIELD AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

                                     [LOGO]

                                                                   April 5, 1999


Dear Shareholder:

    On behalf of the Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders to be held at 2:00 p.m. on Thursday, April 29, 1999, at the Four Seasons Hotel, 57 East 57(th) Street, New York, New York.

    We have enclosed with this letter a notice of meeting, proxy statement, proxy card and return envelope. We have also enclosed your 1998 Annual Report.

    Your vote is important. Whether or not you plan to attend, please date and sign the enclosed proxy card and return it in the envelope provided. If you plan to attend the meeting, you may vote in person.

    I look forward to your participation.

                                          Sincerely,
                                          /s/ Frank P. Lowy

                                          Frank P. Lowy
                                          CHAIRMAN OF THE BOARD

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO THE SHAREHOLDERS OF
                            WESTFIELD AMERICA, INC.

    The Annual Meeting of Shareholders of WESTFIELD AMERICA, INC. will be held on Thursday, April 29, 1999, at the Four Seasons Hotel, 57 East 57(th)Street, New York, New York at 2:00 p.m., to consider and take action on the following:

       1.  To elect three directors;

       2. To approve an amendment to Westfield America's Series C Certificate of Designation so that the holders of Westfield America's Series C, C-1 and C-2 Preferred Shares will vote together as a single class;

       3. To approve the issuance of Westfield America's common stock upon conversion of Westfield America's Series D Preferred Shares if then held by a substantial security holder of Westfield America or other restricted holder under the New York Stock Exchange rules;

       4. To approve the issuance of Westfield America's common stock upon conversion of Westfield America's Series D-1 Preferred Shares if then held by a substantial security holder of Westfield America or other restricted holder under the New York Stock Exchange rules;

       5. To approve the issuance of Westfield America's common stock to an affiliate of Westfield America under a subscription agreement previously entered into;

       6. To ratify the appointment of Ernst & Young LLP as Westfield America's independent auditors for the 1999 fiscal year; and

       7. To transact any other business that may properly be brought before the Annual Meeting.

    Holders of record of Westfield America's common stock are entitled to vote on all of the proposals. Holders of record of Westfield America's Series C Preferred Shares are entitled to vote on Proposals 2, 4 and 5. Holders of record of Westfield America's Series C-1 Preferred Shares and Series C-2 Preferred Shares are entitled to vote on Proposal 5. Only holders of record at the close of business on March 10, 1999, will be entitled to vote at the annual meeting or any adjournment of the annual meeting.

    Whether or not you plan to attend the annual meeting, please date, sign and complete the enclosed proxy and return it promptly in the envelope provided. It is important that your shares be represented at the annual meeting, and your promptness will assist us to prepare for the annual meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                          By Order of the Board of Directors

                                          /s/ Irv Hepner

                                          Irv Hepner
                                          SECRETARY


Dated:  April 5, 1999

                            WESTFIELD AMERICA, INC.
                            11601 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

ANNUAL MEETING

    The annual meeting will be on April 29, 1999 at 2:00 p.m. at the Four Seasons Hotel, 57 East 57(th) Street, New York, New York.

RECORD DATE

    The record date is March 10, 1999. If you were a shareholder at that time, you may vote at the annual meeting. Holders of record of shares of Westfield America's common stock, par value $.01 per share (the "Common Shares") are entitled to vote on all of the proposals. Holders of record of shares of Westfield America's Series C Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Shares") are entitled to vote on Proposals 2, 4 and 5. Holders of record of shares of Westfield America's Series C-1 Cumulative Convertible Redeemable Preferred Stock (the "Series C-1 Preferred Shares") and Series C-2 Cumulative Convertible Redeemable Preferred Stock (the "Series C-2 Preferred Shares") are entitled to vote on Proposal 5. At the close of business on March 10, 1999 Westfield America had:


    - 73,337,691 Common Shares issued and outstanding, each entitled to one vote;


    - 416,667 Series C Preferred Shares issued and outstanding, each entitled to one vote with respect to Proposal 2 (voting as its own class), each entitled to ten votes with respect to Proposal 4 (voting as a single class with the Common Shares) and each entitled to ten votes with respect to Proposal 5 (voting as a single class with the Common Shares);

    - 138,889 Series C-1 Preferred Shares, each entitled to ten votes with respect to Proposal 5 (voting as a single class with the Common Shares); and

    - 138,889 Series C-2 Preferred Shares, each entitled to ten votes with respect to Proposal 5 (voting as a single class with the Common Shares).

FIRST MAILING DATE


    This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying proxy card are being mailed to shareholders on or about April 5, 1999.


PROXY SOLICITATION

    This proxy is being solicited by Westfield America's board of directors. Westfield America pays for the cost of soliciting the proxies. In addition to soliciting proxies by mail, directors and officers of Westfield America may solicit proxies by telephone or otherwise. Westfield America reimburses brokerage firms and others for their expenses in sending proxies and proxy materials to shareholders.

QUORUM REQUIREMENT

    A quorum of shareholders is necessary to have a valid meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote at the annual meeting will constitute a quorum for the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

INFORMATION ABOUT VOTING

    Shareholders can vote on matters presented at the annual meeting either by returning a completed proxy to Westfield America or by voting in person at the annual meeting. All proxies will be voted in accordance with the instructions specified. If you return your proxy, but do not indicate how you wish to vote regarding a proposal, the persons named as proxies on the accompanying proxy card will vote:

    - FOR the election of the three directors;

    - FOR an amendment to Westfield America's Series C Certificate of Designation so that the holders of the Series C Preferred Shares, Series C-1 Preferred Shares and Series C-2 Preferred Shares will vote together as a single class;

    - FOR the issuance of Common Shares upon conversion of Westfield America's Series D Cumulative Convertible Redeemable Preferred Stock (the "Series D Preferred Shares") if then held by a substantial security holder of Westfield America or other restricted holder under the New York Stock Exchange rules;

    - FOR the issuance of Common Shares upon conversion of Westfield America's Series D-1 Cumulative Convertible Redeemable Preferred Stock (the "Series D-1 Preferred Shares") if then held by a substantial security holder of Westfield America or other restricted holder under the New York Stock Exchange rules;

    - FOR the issuance of Common Shares to an affiliate of Westfield America under a subscription agreement previously entered into; and

    - FOR the appointment of Ernst & Young LLP as Westfield America's independent auditors for the 1999 fiscal year.

Management does not know of any other matters to be presented for action at the annual meeting. However, if any other matter properly comes before the annual meeting, the proxies will vote on such matter in their discretion.

REVOKING YOUR PROXY

    You can revoke your proxy before it is voted at the meeting by sending a signed revocation letter or a new proxy, dated later than the first proxy, to Irv Hepner, Westfield America's Secretary. You can also revoke your proxy at the annual meeting, if you attend the annual meeting and ask that it be revoked.

INFORMATION ABOUT WESTFIELD AMERICA, INC.

    The principal executive offices of Westfield America, Inc. are located at 11601 Wilshire Boulevard, Los Angeles, California 90025 (telephone--(310) 478-4456).

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

BOARD STRUCTURE

    Westfield America currently has ten directors. The ten directors are divided into three classes.

THE ELECTION


    Three of the four directors whose regular terms of office expire at the 1999 annual meeting have been nominated for reelection to Westfield America's board of directors to hold office until 2002. Information about these directors is given below. If elected, each director would serve a term of three years and until his successor is elected and qualified. George Weissman, one of the four directors whose regular term of office expires at the 1999 annual meeting, is not standing for reelection. Accordingly, the number of directors of Westfield America will be reduced from ten to nine. The other directors are not up for election this year and will continue in office for the remainder of their terms.



    You may specify on your proxy card whether your shares should be voted for all, some, or none of the nominees for director. To be elected, a nominee must receive the affirmative vote of a majority of the Common Shares cast for the nominee, provided that all shares cast for the nominee represent a majority of the Common Shares entitled to vote for the nominee. Abstentions will effectively count as a vote AGAINST the nominees listed below.


    The board of directors has no reason to believe that any of the listed nominees will not serve if elected. If, however, any nominee cannot or will not serve as a director, the persons named on your proxy card may vote for a substitute nominee designated by the board of directors unless you withhold authority for them to vote for a substitute.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES LISTED BELOW


               NOMINEES FOR ELECTION AS DIRECTORS TO HOLD OFFICE
                         UNTIL THE 2002 ANNUAL MEETING

NAME                                                       AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------      ---      -----------------------------------------------------
David H. Lowy........................................          44   David H. Lowy was appointed a director of Westfield
                                                                    America in 1996. Mr. Lowy joined Westfield Holdings
                                                                    Limited in 1977, has served as a Managing Director of
                                                                    Westfield Holdings since 1987, and a director of
                                                                    Westfield Holdings since 1982. He worked for
                                                                    Westfield Holdings in the United States from 1977 to
                                                                    1981. He holds a Bachelor of Commerce degree from the
                                                                    University of New South Wales. He is a member of the
                                                                    Business Council of Australia, a member of the Royal
                                                                    Alexandra Children's Hospital Fund Executive
                                                                    Committee and a Founding Governor and director of Air
                                                                    Services Australia Limited and the Australian Naval
                                                                    Aviation Museum. David H. Lowy is a son of Frank P.
                                                                    Lowy, Chairman of Westfield America and a brother of
                                                                    Peter S. Lowy, a director of Westfield America.

Herman Huizinga......................................          65   Herman Huizinga was appointed a director of Westfield
                                                                    America in May 1997. Between 1986 and 1997, Mr.
                                                                    Huizinga was a member of the Executive Board of ING
                                                                    Group, a major international banking and insurance
                                                                    group, headquartered in the Netherlands. He is a
                                                                    former executive director of Mercantile Mutual
                                                                    (Group) of Australia (a subsidiary of ING). He serves
                                                                    on the boards of Eye Hospital Rotterdam (chairman
                                                                    1987-1997), "Mandeville" (Erasmus University Award
                                                                    Committee, chairman 1996-1997), Club Rotterdam
                                                                    (chairman 1995-1996), and Industrial Tunnel
                                                                    Methodology in Rotterdam.

Bernard Marcus.......................................          69   Bernard Marcus was appointed a director of Westfield
                                                                    America in September 1997. He is a co-founder of The
                                                                    Home Depot, Inc., and is currently its Chairman of
                                                                    the board of directors and has been for over 10
                                                                    years. He is also a member of the board of directors
                                                                    of National Services Industries, Inc., the New York
                                                                    Stock Exchange and DBT Online.

    The names of the remaining directors of Westfield America whose terms of office will continue after the 1999 annual meeting and certain information about them, are set forth below.

                        DIRECTORS WHOSE TERMS OF OFFICE
                     WILL EXPIRE AT THE 2001 ANNUAL MEETING

NAME                                                       AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------      ---      -----------------------------------------------------
Roy L. Furman........................................          59   Roy L. Furman was appointed a director of Westfield
                                                                    America in 1996. Mr. Furman is Chairman and Chief
                                                                    Executive Officer of Livent Inc., a company that
                                                                    specializes in theatrical productions which he joined
                                                                    in April 1998. In 1973, Mr. Furman co-founded Furman
                                                                    Selz, an investment banking firm, for which he served
                                                                    at various times as Chief Executive Officer,
                                                                    President and Vice Chairman until April 1998. Mr.
                                                                    Furman currently serves as a Vice Chairman of Lincoln
                                                                    Center for the Performing Arts, Chairman of The Film
                                                                    Society of Lincoln Center, and Vice President of the
                                                                    New York City Opera. Mr. Furman is a graduate of
                                                                    Brooklyn College and Harvard Law School.

Frederick G. Hilmer, AO..............................          54   Frederick G. Hilmer was appointed a director of
                                                                    Westfield America in 1996. Mr. Hilmer holds a degree
                                                                    in Law from the University of Sydney, a Master in Law
                                                                    from the University of Pennsylvania and an MBA from
                                                                    the Wharton School of Finance. In November 1998, he
                                                                    was appointed Chief Executive Officer of John Fairfax
                                                                    Holdings Limited. Between 1989 and prior to his
                                                                    appointment in 1998, he was Professor of Management
                                                                    at the University of New South Wales, Chairman of
                                                                    Pacific Power, Chairman of the Advisory Board of
                                                                    Fujitsu Australia Ltd. and a director of a number of
                                                                    major Australian companies, including John Fairfax
                                                                    Holdings Limited and Westfield Holdings. Prior to
                                                                    1989 he spent 19 years with McKinsey & Company.

NAME                                                       AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------      ---      -----------------------------------------------------
Peter S. Lowy........................................          40   Peter S. Lowy was appointed a director of Westfield
                                                                    America in 1994. Mr. Lowy was an Executive Vice
                                                                    President of Westfield America from 1994 until March
                                                                    1997 and is currently a Co-President of Westfield
                                                                    America. He has been responsible for Westfield
                                                                    Holdings' U.S. operations since 1990 after nearly a
                                                                    decade with Westfield Holdings and its affiliates in
                                                                    Sydney. He was appointed a director of Westfield
                                                                    Holdings in 1987 and a Managing Director in 1997.
                                                                    Prior to joining Westfield Holdings, he worked in
                                                                    investment banking in New York and London. He holds a
                                                                    Bachelor of Commerce degree from the University of
                                                                    New South Wales. Peter S. Lowy is a son of Frank P.
                                                                    Lowy, Chairman of Westfield America and a brother of
                                                                    David H. Lowy, a director of Westfield America.

Frank P. Lowy, AO....................................          68   Frank P. Lowy was appointed a director of Westfield
                                                                    America in 1994 and has been Chairman of Westfield
                                                                    America since 1994. He is Chairman of the board of
                                                                    directors and co-founder of Westfield Holdings. He is
                                                                    a Member of the Board of the Reserve Bank of
                                                                    Australia, former President of the Board of Trustees
                                                                    of the Art Gallery of New South Wales and a director
                                                                    of the Daily Mail and General Trust plc (U.K.). Frank
                                                                    P. Lowy is the father of David H. Lowy and Peter S.
                                                                    Lowy, both directors of Westfield America.

NAME                                                       AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------      ---      -----------------------------------------------------
Francis T. Vincent, Jr...............................          60   Francis T. Vincent, Jr. was appointed a director of
                                                                    Westfield America in May 1997. Mr. Vincent served as
                                                                    the eighth Commissioner of Major League Baseball from
                                                                    September 13, 1989 to September 7, 1992. Since 1992,
                                                                    Mr. Vincent has served on a variety of corporate
                                                                    boards. Prior to 1989, Mr. Vincent was President and
                                                                    Chief Executive Officer of Columbia Pictures
                                                                    Industries, Inc., Chairman and Chief Executive
                                                                    Officer of Coca Cola Company Entertainment Business
                                                                    Sector and Executive Vice President of the Coca-Cola
                                                                    Company. Mr. Vincent also served as Associate
                                                                    Director of the Division of Corporation Finance of
                                                                    the U.S. Securities and Exchange Commission. Mr.
                                                                    Vincent received his law degree from Yale Law School
                                                                    in 1963 and is a member of the Bar in New York,
                                                                    Connecticut and the District of Columbia. Mr. Vincent
                                                                    is a member of the boards of directors of Time
                                                                    Warner, Inc., General Cigar Holdings and Oakwood
                                                                    Homes Corporation.

Larry A. Silverstein.................................          67   Larry A. Silverstein was appointed a director of
                                                                    Westfield America in May 1997. Since 1979, Mr.
                                                                    Silverstein has been President of Silverstein
                                                                    Properties, Inc., a Manhattan-based real estate
                                                                    investment and development firm which owns interests
                                                                    in and operates over 10 million square feet of office
                                                                    space. Mr. Silverstein is a member of the New York
                                                                    Bar, and Governor of the Real Estate Board of New
                                                                    York, having served as its Chairman. He is a trustee
                                                                    of New York University and is the founder and
                                                                    Chairman Emeritus of the New York University Real
                                                                    Estate Institute. He is Chairman of the Realty
                                                                    Foundation, Vice Chairman of the South Street Seaport
                                                                    Museum, and board member of the Museum of Jewish
                                                                    Heritage.

BOARD MEETINGS AND COMMITTEES

    Westfield America's board of directors met five times and took action by unanimous written consent twelve times in 1998. Except for David H. Lowy, all directors attended 75% or more of the meetings of the board of directors and each committee on which they served.

THE AUDIT COMMITTEE

    The Audit Committee of Westfield America's board of directors makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Westfield America's internal accounting controls. The current members of the Audit Committee are Messrs. Herman Huizinga, Francis T. Vincent, Jr and George Weissman. George Weissman, one of the four directors whose regular term of office expires at the 1999 annual meeting, is not standing for reelection. The Audit Committee met twice in 1998.


THE NOMINATING COMMITTEE

    The Nominating Committee makes recommendations to Westfield America's board of directors for the election of directors of Westfield America. The current members of the Nominating Committee are Messrs. Frank P. Lowy, Roy L. Furman and Larry A. Silverstein. The Nominating Committee took action by unanimous written consent once in 1998. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Secretary of Westfield America.

THE EXECUTIVE COMMITTEE

    The Executive Committee has all powers to act on behalf of Westfield America's board of directors on all matters that may properly be considered by the board of directors except for such matters as are required to be approved by the independent directors or except as prohibited by Westfield America's By-Laws. The current members of the Executive Committee are Messrs. Peter S. Lowy, David H. Lowy and Francis T. Vincent, Jr. The Executive Committee met once and took action by unanimous written consent twenty-two times in 1998.

NO COMPENSATION COMMITTEE

    Subsidiaries of Westfield Holdings provide management, advisory and development services to Westfield America. Westfield America has no employees. Westfield America's board of directors, therefore, does not have a compensation committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

    Directors who are not officers of Westfield America or employees of Westfield Holdings receive from Westfield America an annual fee of $40,000, payable one-half in cash and one-half in Common Shares and reimbursement of expenses incurred in attending meetings and as a result of other work performed for Westfield America.

LEGAL PROCEEDINGS


    Roy L. Furman was appointed a director of Westfield America in 1996. Mr. Furman is currently Chairman and Chief-Executive Officer of Livent Inc., a company that specializes in theatrical productions which he joined in April 1998. On November 18, 1998, Livent and its United States-based subsidiaries filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code. On November 19, 1998, Livent filed a proceeding under the Creditor's Companies Adjustment Act of Canada. In August 1998, Livent's current management, including Mr. Furman, discovered certain accounting irregularities which prompted its board of directors to initiate an internal investigation. The investigation overseen by the audit committee uncovered possible widespread fraud perpetrated by certain former members of Livent's senior management.

EXECUTIVE OFFICERS

    Set forth below is the name and business experience of each of the executive officers of Westfield America as of March 10, 1999, to the extent not provided above.

NAME                                               AGE      POSITION AND BACKGROUND
---------------------------------------------      ---      ------------------------------------------------------------
Richard E. Green.............................          56   Richard E. Green was appointed an associate director of
                                                            Westfield America in May 1997. Mr. Green was President of
                                                            Westfield America from 1994 until March 1997, and is
                                                            currently a Co-President of Westfield America. From 1980 to
                                                            1988 and from 1993 to the present he has held the position of President of Westfield Holdings' U.S. operations. From
                                                            1993 to the present, Mr. Green has been President of
                                                            Westfield Corporation, Inc. From 1968 to 1980 he was
                                                            employed by Westfield America, which was then owned by the
                                                            May Company, and attained the title of Executive Vice
                                                            President. He is a Past Trustee of the International Council
                                                            of Shopping Centers. Mr. Green holds a Bachelor of
                                                            Accounting and Finance from San Jose State University.

Roger D. Burghdorf...........................          51   Roger D. Burghdorf was appointed a Senior Executive Vice
                                                            President of Leasing and Center Management of Westfield
                                                            America in 1996 and became an Executive Vice President of
                                                            Westfield America in 1997. From 1989 to 1994, Mr. Burghdorf
                                                            was Executive Vice-President and Director of Leasing at
                                                            Westfield America. He is responsible for all leasing and
                                                            management services for Westfield America's shopping centers throughout the United States.

Randall J. Smith.............................          49   Randall Smith has served as an Executive Vice President of
                                                            Westfield America since 1997. With over 20 years of
                                                            experience in the field, Mr. Smith was Vice President at
                                                            Westfield America for nine years, before joining Westfield
                                                            Holdings in 1994. Mr. Smith has a Bachelor of Arts in art
                                                            and architecture and a Master in Business Administration in
                                                            Marketing from Miami University. He is a member of the
                                                            International Council of Shopping Center's Research Advisory
                                                            Task Force.

Mark A. Stefanek.............................          44   Mark Stefanek was appointed Senior Vice President and Chief
                                                            Financial Officer of Westfield America in 1995 and became
                                                            Chief Financial Officer and Treasurer in 1997. He began his career at Arthur Andersen. He holds a Bachelor of Business
                                                            Administration-Accounting from the University of Notre Dame and is a certified public accountant. From 1985 to 1991 he was Chief Financial Officer of Western Development
                                                            Corporation and for three years before that he was with
                                                            Cadillac Fairview Urban Development, Inc. From 1991 to 1994
                                                            he served as Vice President, Finance and Administration for
                                                            Disney Development Company.

NAME                                               AGE      POSITION AND BACKGROUND
---------------------------------------------      ---      ------------------------------------------------------------
Dimitri Vazelakis............................          45   Dimitri Vazelakis became Senior Executive Vice President of
                                                            Westfield America in 1995. In 1997, Mr. Vazelakis was
                                                            appointed Executive Vice President of Westfield America. He holds a Bachelor of Science in Civil Engineering and a
                                                            Masters in Business Administration and Finance from New
                                                            South Wales Institute of Technology. Mr. Vazelakis joined
                                                            Westfield Holdings in 1972, came to Westfield Holdings' U.S.
                                                            operations in 1986 and in 1989 he began heading activities in development, design and construction activities. Between
                                                            1979 and 1986, he worked with Westfield Holdings in
                                                            Australia, attaining the position of Deputy General Manager of Design and Construction. Mr. Vazelakis is a member of the board of directors of Marks Vazelakis, Inc.

Irv Hepner...................................          48   Irv Hepner was appointed Secretary of Westfield America in
                                                            1997 and designated an executive officer of Westfield
                                                            America in 1998. He holds a Bachelor of Arts degree in
                                                            architecture from Yale College and a Juris Doctor from
                                                            Benjamin N. Cardozo School of Law. From 1994 until his
                                                            appointment as Secretary of Westfield America, Mr. Hepner
                                                            was a partner in the firm of Loeb & Loeb LLP in New York
                                                            City. Prior to that, from 1983 to 1993, he was first an
                                                            associate and then a partner with the firm of Mayer, Brown &
                                                            Platt in New York City, and was previously associated with
                                                            Willkie Farr & Gallagher from 1982 to 1983 and Debevoise &
                                                            Plimpton from 1979 to 1982.

EXECUTIVE COMPENSATION

    Westfield America has no employees and none of the executive officers named above receives any compensation for services rendered to Westfield America. Westfield America does not have any retirement, incentive, bonus, stock based or other employee benefit plans. All of Westfield America's executive officers are compensated by Westfield Holdings or its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Frank P. Lowy, Chairman of Westfield America and Chairman of Westfield Holdings serves on the Compensation Committee of Westfield Holdings.

                             PERFORMANCE COMPARISON
                         STOCK PRICE PERFORMANCE GRAPH

    The following graph shows the monthly percentage change in cumulative total shareholder return on Westfield America's Common Shares from May 16, 1997, the date on which the Common Shares began trading on the New York Stock Exchange through December 31, 1998. The graph also shows the cumulative total return of the Standard & Poor's 500 Composite Index and the NAREIT Equity Retail Return Index during that period. The graph assumes $100 was invested on May 16, 1997 in each of Westfield America's Common Shares and the Standard & Poor's 500 Composite Index and on May 30, 1997 in the NAREIT Equity Retail Return Index (that Index not being available until May 30, 1997) and assumes the reinvestment of all dividends. Westfield America has selected the NAREIT Equity Retail Return Index because it believes that it offers shareholders the best basis for assessing total shareholder return on the Common Shares and comparing it to the results of comparable retail real estate investment trusts. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Westfield America's Common Shares.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WESTFIELD AMERICA  NARREIT EQUITY RETAIL INDEX    S&P 500

16-May-97              $100.00                                  $100.00

30-May-97              $101.67                       $103.55    $100.84

30-Jun-97              $112.50                       $107.91    $105.36

31-Jul-97              $113.99                       $109.73    $113.74

29-Aug-97              $112.73                       $109.08    $107.37

30-Sep-97              $114.19                       $114.33    $113.25

31-Oct-97              $116.76                       $112.99    $109.47

28-Nov-97              $114.62                       $114.85    $114.53

31-Dec-97              $119.13                       $117.63    $116.50

30-Jan-98              $124.82                       $118.96    $117.79

27-Feb-98              $125.26                       $118.77    $126.28

31-Mar-98              $126.00                       $122.02    $132.75

30-Apr-98              $125.10                       $119.63    $134.09

29-May-98              $125.10                       $119.92    $131.78

30-Jun-98              $133.90                       $120.10    $137.13

31-Jul-98              $128.43                       $115.41    $135.67

31-Aug-98              $115.68                       $106.03    $116.06

30-Sep-98              $127.38                       $113.15    $123.49

31-Oct-98              $127.84                       $112.74    $133.54

30-Nov-98              $130.16                       $113.23    $141.63

31-Dec-98              $130.08                       $111.82    $149.79

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table lists the beneficial ownership of Westfield America's Common Shares as of March 10, 1999 for Westfield America's directors, executive officers and holders of more than 5% of Westfield America's outstanding Common Shares. "Beneficial Ownership" includes shares a director, officer or 5% shareholder has the power to vote or transfer and stock options and warrants that are exercisable currently or within 60 days. Unless otherwise indicated, the business address of each beneficial owner is c/o Westfield America, Inc., 11601 Wilshire Boulevard, Los Angeles, California 90025.


                                                                                                             PERCENT OF
                                                                                              NUMBER OF      OUTSTANDING
                                                                                            COMMON SHARES   COMMON SHARES
                                                                                            BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS                                                                                OWNED           OWNED
------------------------------------------------------------------------------------------  -------------   -------------

Perpetual Trustee Company Limited, as Trustee for Westfield America Trust.................   49,453,758(1)        60.6%(1)

  The National Manager
  Property Trusts
  Perpetual Trustees of Australia Limited
  Level 7
  1 Castlereagh Street
  Sydney, Australia

Westfield Holdings Limited; Westfield American Investments Pty Limited; Westfield America
  Management Limited
  c/o Westfield Holdings Limited
  Level 24 Westfield Towers
  100 William Street
  Sydney, NSW 2011
  Australia

and

Westfield Corporation, Inc................................................................   63,519,830(2)(3)       77.8%(2)(3)

Cordera Holding Pty. Limited; Frank P. Lowy; David H. Lowy, Steven M. Lowy
  c/o Westfield Holdings Limited
  Level 24 Westfield Towers
  100 William Street
  Sydney, NSW 2011
  Australia

and

Peter S. Lowy.............................................................................   64,119,830(3)        78.5%(3)

Security Capital Preferred Growth Incorporated............................................    6,944,450(4)         8.7%
  11 South LaSalle Street, 2(nd) Floor
  Chicago, Illinois 60603

                                                                                                             PERCENT OF
                                                                                              NUMBER OF      OUTSTANDING
                                                                                            COMMON SHARES   COMMON SHARES
                                                                                            BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS                                                                                OWNED           OWNED
------------------------------------------------------------------------------------------  -------------   -------------
Roy L. Furman.............................................................................       31,155            *

Frederick G. Hilmer.......................................................................       17,155            *

Bernard Marcus............................................................................       11,226            *

Larry A. Silverstein......................................................................       13,155(5)         *

Francis T. Vincent, Jr....................................................................       11,155            *

George Weissman...........................................................................       11,155            *

Richard E. Green..........................................................................      201,400            *

Herman Huizinga...........................................................................        3,395            *

Randall J. Smith..........................................................................        5,000            *

Mark A. Stefanek..........................................................................       26,000            *

Roger D. Burghdorf........................................................................          100            *

Dimitri Vazelakis.........................................................................        2,500            *

Irv Hepner................................................................................        1,000            *

All directors and executive officers as a group (16 persons)..............................   64,454,226(3)        78.9%(3)


------------------------

*   Less than 1%.


(1) A report on Schedule 13D, dated May 30, 1997, disclosed that this figure includes 8,335,648 shares issuable upon exercise of outstanding warrants to purchase Common Shares. All of the Common Shares and warrants are held by Perpetual Trustee Company Limited as Trustee of Westfield America Trust (the "Trustee"), an Australian public property trust. Except with respect to the election of directors, the Trustee has the power to vote 18,515,336.5 (22,683,160.5 assuming exercise of the outstanding warrants) of such Common Shares in its absolute discretion. Westfield America Management Limited, a subsidiary of Westfield Holdings and manager of Westfield America Trust, directs the vote of the remaining Common Shares held by the Trustee. The Trustee may only vote its Common Shares for the election of directors as approved by the holders of units of Westfield America Trust. If Proposal 3 and Proposal 4 are approved, as described below, the Trustee will beneficially own 55,009,318 Common Shares, or 63.1% of the outstanding Common Shares. Except with respect to the election of directors, if Proposal 3 and Proposal 4 are approved, as described below, the Trustee will have the power to direct the vote of 26,849,830.5 Common Shares if the outstanding warrants are exercised and the Series D and D-1 Preferred Shares are converted to Common Shares. The Trustee disclaims beneficial ownership of such shares. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.


(2) 14,066,072 of the Common Shares are held by wholly-owned subsidiaries of Westfield Holdings. The balance represents Common Shares held in the name of the Trustee. Solely for purposes of U.S. securities laws, Westfield Holdings may be deemed to have beneficial ownership of the shares owned by the Trustee because a subsidiary of Westfield Holdings manages Westfield America Trust. The manager of Westfield America Trust has the power to direct the vote of 22,602,773.5 of such shares (26,770,597.5 assuming exercise of the outstanding warrants held by Westfield America Trust), other than for the election of directors. The manager of Westfield America Trust has no pecuniary interest in such shares although Westfield Holdings has a pecuniary interest in 23.8% of the shares held by Westfield America Trust because it owns units of Westfield America Trust. The manager of Westfield America Trust and the Trustee of Westfield America Trust share the investment power over such shares. See footnote (1) above. If Proposal 3 and Proposal 4 are approved, as described below, the wholly-owned subsidiaries of Westfield Holdings will beneficially own 71,853,170 Common Shares, or 79.8% of the outstanding Common Shares and the manager of Westfield America Trust will have the power to direct the vote of 28,159,487.5 Common Shares held by the Trustee, other than for the election of directors, if the outstanding warrants are exercised and the Series D and D-1 Preferred Shares are converted to Common Shares. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.

(3) Cordera Holding Pty. Limited and Messrs. Frank, David, Steven and Peter Lowy may be deemed to beneficially own approximately 35% of the outstanding ordinary shares of Westfield Holdings and, as such, Messrs. Frank, David, Steven and Peter Lowy may be deemed solely for purposes of U.S. securities laws to beneficially own the 63,519,830 Common Shares indicated as owned and deemed beneficially owned by Westfield Holdings as set forth in footnote (2) above. If Proposal 3 and Proposal 4 are approved, as described below, Messrs. Frank, David, Steven and Peter Lowy may be deemed solely for purposes of U.S. securities laws to beneficially own 72,453,170 Common Shares and 80.5% of the outstanding Common Shares. Messrs. Frank, David, Steven and Peter Lowy disclaim beneficial ownership of such securities. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters. See "Directors."

(4) Pursuant to the Schedule 13G filed on February 12, 1999 with the Securities and Exchange Commission, 4,166,670 shares, 1,388,890 shares and 1,388,890 shares represent Common Shares that are issuable by Westfield America upon the conversion of 416,667 Series C Preferred Shares, 138,889 Series C-1 Preferred Shares and 138,889 Series C-2 Preferred Shares, respectively. Each Series C Preferred Share, Series C-1 Preferred Share and Series C-2 Preferred Share is currently convertible into 10 Common Shares.

(5) 12,000 of the Common Shares are owned by Mr. Silverstein's wife. Mr. Silverstein disclaims beneficial ownership of such Common Shares.

    Except as set forth above, no director or executive officer of Westfield America owns Common Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH WESTFIELD HOLDINGS LIMITED

ADVISORY, MANAGEMENT AND DEVELOPMENT SERVICES TO WESTFIELD AMERICA, INC.

    Westfield America has no employees and relies on subsidiaries of Westfield Holdings for the management of Westfield America and its properties. These services are provided under a series of agreements between Westfield America and subsidiaries of Westfield Holdings.

    Westfield America's board of directors monitors the performance under the advisory, management and development agreements with Westfield Holdings. These financial arrangements and any other transactions in which Westfield Holdings has a material interest must be approved by the independent directors and, in certain instances, the Trustee. Independent directors are those members of Westfield America's board of directors who:

    - are not, and have not for the last 12 months been, directors, officers or employees of Westfield Holdings or Westfield America Trust;

    - are not affiliates of Westfield Holdings or Westfield America Trust or officers or employees of such affiliates;

    - are not members of the immediate family of any natural person described in the two clauses immediately above; and

    - are free from any relationship that would interfere with the exercise of independent judgment as a director.

The independent directors may seek the advice of independent experts in carrying out their duties. The agreements were negotiated by Westfield America and Westfield Holdings. Westfield America believes that, although these agreements were negotiated between associated parties, they reflect market terms.

WESTFIELD U.S. ADVISORY, L.P. AND THE ADVISORY AGREEMENT

SERVICES PROVIDED

    Westfield U.S. Advisory, L.P., a Delaware limited partnership wholly owned by Westfield Corporation, Inc., a wholly owned subsidiary of Westfield Holdings, provides a variety of asset management and investment services for Westfield America.

THE ADVISORY FEE

    Under an advisory agreement, dated as of July 1, 1996, as amended in May 1997 at the time of Westfield America's initial public offering, Westfield U.S. Advisory, L.P. receives an annual fee equal to the lesser of 25% of Funds from Operation in excess of the Advisory F.F.O. Amount and 0.55% of the "Net Equity Value" of Westfield America's assets.

    As of today, the "Advisory F.F.O. Amount" is $142.2 million. The "Advisory F.F.O. Amount" will be increased whenever Westfield America issues additional Common Shares by adding the "F.F.O. Adjustment Factor" to the then applicable Advisory F.F.O. Amount. The "F.F.O. Adjustment Factor" is 103% (or 100% in the case of Common Shares issued under any dividend reinvestment plan) multiplied by:

    - a fraction the numerator of which is the aggregate "Funds From Operations Available for Common Shares" of Westfield America for each of the four full calendar quarters immediately preceding the date of the issuance and the denominator of which is the aggregate number of Common Shares (on a fully diluted basis as required by Generally Accepted Accounting Principles ("GAAP")) of Westfield America then outstanding immediately prior to the date of the issuance, multiplied by

    - the number of additional Common Shares issued (on a fully diluted basis as required by GAAP).

"Funds From Operations Available for Common Shares" means Funds From Operations less dividends paid or accrued on the preferred shares during the applicable four full calendar quarter period. "Funds From Operations" means net income
(loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

    The advisory fee is payable quarterly on the last business day of each calendar quarter based on the annual budget for Funds From Operations for Westfield America and is subject to year end adjustment based on actual Funds From Operations for the year. "Net Equity Value" will be based on shareholders' equity as reflected in Westfield America's most recent quarterly financial statements, as adjusted to reflect the most recent appraised value of Westfield America's properties (which appraisals are performed on a rolling three-year basis).

    Westfield America paid an advisory fee of $6,140,000 for the fiscal year ended December 31, 1998.

TERM AND TERMINATION

    The advisory agreement has an initial term of three years ending May 21, 2000 followed by automatic one-year renewals. After the initial three-year term, the performance of Westfield U.S. Advisory, L.P. will be reviewed annually. The advisory agreement may be terminated annually if the Trustee (so long as Westfield America Trust owns at least 10% of the outstanding capital stock of Westfield America) and at least 75% of the independent directors agree that the performance of Westfield U.S. Advisory, L.P. is unsatisfactory and materially detrimental to Westfield America or that the compensation payable to Westfield U.S. Advisory, L.P. is not fair. Westfield U.S. Advisory, L.P., however, can prevent a compensation termination by accepting a mutually acceptable reduction of its fees. In addition, the advisory agreement may be terminated at any time, for cause, which is defined as fraud, misappropriation of funds or willful violation of the advisory agreement or if an event of default has occurred and is continuing under the Garden State Plaza loan (as described below).

    Westfield U.S. Advisory, L.P. can terminate the advisory agreement, if Westfield U.S. Advisory, L.P. notifies Westfield America that advisory services shall cease to be one of the major business undertakings of Westfield Holdings in the United States, except that the advisory agreement will continue for a period of 180 days thereafter so long as Westfield America is reasonably satisfied with Westfield U.S. Advisory, L.P.'s ability to provide the required services during such period.

OFFICERS

    The principal executive officers of the general partner of Westfield U.S. Advisory, L.P. are Richard E. Green and Peter S. Lowy, the Co-Presidents of Westfield America.

WESTFIELD MANAGEMENT COMPANY AND THE MANAGEMENT AGREEMENTS

SERVICES PROVIDED

    Westfield Management Company, a Delaware partnership wholly owned by Westfield Holdings, manages all of Westfield America's shopping centers.

MANAGEMENT FEES

    For each of the wholly owned shopping centers, Westfield Management Company receives a property management fee from Westfield America equal to 5% of all minimum, fixed and percentage rents received by Westfield America with respect to the wholly owned shopping centers, a lease preparation fee of $750 per executed lease, and a tenant plan review fee of $1,000 per executed lease. For the properties not wholly owned by Westfield America, the fees payable to Westfield Management Company are based on the terms of joint venture agreements between Westfield America and its joint venture partners, but Westfield

America's share thereof is subject to adjustment so that the aggregate fees payable by Westfield America with respect to such properties are the same as payable with respect to the wholly owned shopping centers. Fees incurred for the year ended December 31, 1998 to Westfield Management Company under these agreements totaled 10.9 million. In addition to the management fees, Westfield Management Company was reimbursed for recoverable operating costs, including mall related payroll costs totaling $17.5 million for the year ended December 31, 1998.

TERM AND TERMINATION

    Each management agreement has an initial three-year term, ending May 21, 2000, followed by automatic one-year renewals. After the initial three-year term, Westfield Management Company's performance will be reviewed annually. The management agreements may be terminated annually, if the Trustee (so long as Westfield America Trust owns at least 10% of the outstanding capital stock of Westfield America) and at least 75% of the independent directors agree that Westfield Management Company's performance is unsatisfactory and materially detrimental to Westfield America or that the compensation paid to Westfield Management Company is not fair. Westfield Management Company, however, can prevent a compensation termination by accepting a mutually acceptable reduction of its fees. In addition, each of the management agreements may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the respective management agreements or if an event of default has occurred and is continuing under the Garden State Plaza loan (as described below).

    In a separate letter agreement, Westfield America and Westfield Management Company also agreed that so long as Westfield Management Company is managing the centers under the management agreements, Westfield Management Company will manage all wholly-owned properties acquired by Westfield America in the future and that Westfield America will use its reasonable efforts to have Westfield Management Company appointed as the manager with respect to any future joint venture properties controlled by Westfield America.

    Westfield Management Company can terminate the management agreements if Westfield Management Company notifies Westfield America that management of regional shopping centers shall cease to be one of the principal business undertakings of Westfield Holdings in the United States, except that the management agreements will continue for a period of 180 days thereafter so long as Westfield America is reasonably satisfied with Westfield Management Company's ability to provide the required services during such period.

OFFICERS

    The principal executive officers of the general partner of Westfield Management Company are Richard E. Green and Peter S. Lowy, the Co-Presidents of Westfield America.

WESTFIELD CORPORATION, INC. AND THE DEVELOPMENT AGREEMENT

SERVICES PROVIDED

    Westfield Corporation, Inc., a Delaware corporation wholly-owned by Westfield Holdings, has entered into a master development framework agreement with Westfield America under which Westfield America granted Westfield Corporation, Inc. the exclusive right to carry out expansion, redevelopment and related work on Westfield America's wholly owned shopping centers and agreed to attempt to have Westfield Corporation, Inc. to be hired to carry out similar activities for the jointly owned shopping centers.

DEVELOPMENT FEES

    Under the master development framework agreement, dated July 1, 1996, Westfield Corporation, Inc. is reimbursed for pre-development costs, subject to the work being performed in accordance with an annual plan or redevelopment budget previously approved by Westfield America's board of directors. If Westfield America in its sole discretion (based on feasibility and other appropriate studies) decides to proceed with a particular development, Westfield Corporation, Inc. provides the necessary development services pursuant to a separate development agreement to be entered into by the parties. Westfield Corporation, Inc. provides:

    - such development services for a fixed fee equal to 5% of the final gross project price;

    - architectural, design and engineering services for a fixed fee equal to 10% of the construction costs; and

    - other related services in consideration of agreed fees.

    The construction portion of the development project is performed on a fixed price basis. The master development framework agreement provides that Westfield America may engage an independent representative to advise Westfield America with respect to the proposed fixed price and the construction schedule. If Westfield America desires to engage such an independent representative, Westfield America shall consult with Westfield Holdings in good faith as to the selection of the independent representative. If Westfield America and Westfield Corporation, Inc. cannot agree as to the fixed price or the construction schedule for the project, and the parties' respective independent representatives cannot negotiate a resolution, an independent expert will determine the appropriate price and construction schedule. Westfield Corporation, Inc. may then either accept the independent expert's proposal or agree to perform the work on a "cost plus" basis in which case Westfield Corporation, Inc. will:

    - be paid for the actual cost of performing the services plus a percentage of those costs as agreed between Westfield America and Westfield Corporation, Inc.; and

    - Westfield America may designate the schedule, but Westfield Corporation, Inc. will not be liable if the construction schedule is not achieved.

    Westfield America has no obligation to proceed with any development project. The decisions to proceed with a development project and the fixed price and construction schedule with respect to such a project requires the approval of at least 75% of the independent directors. Reimbursements and fees incurred for the year ended December 31, 1998 to Westfield Corporation, Inc. under these agreements totaled $51.2 million.

TERM AND TERMINATION

    The master development framework agreement may be terminated by Westfield America by agreement of at least 75% of the independent directors and the Trustee (so long as Westfield America Trust owns at least 10% of the outstanding capital stock of Westfield America) if the advisory agreement and the management agreements have been terminated in accordance with their terms. In such event, Westfield Corporation, Inc. and Westfield America will remain bound by the master development framework agreement for the remaining term with respect to any development projects for which Westfield Corporation, Inc. has commenced to provide substantial predevelopment services to Westfield America. In addition, the master development framework agreement or any individual development agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the master development framework agreement or the individual development agreement or if an event of default has occurred and is continuing under the Garden State Plaza loan (as described below).

    Westfield Corporation, Inc. can terminate the master development framework agreement if Westfield Corporation, Inc. notifies Westfield America that property development services shall cease to be one of the principal business undertakings of Westfield Holdings in the United States, except that the master development framework agreement will continue for a period of 180 days thereafter so long as Westfield America is reasonably satisfied with Westfield Corporation, Inc.'s ability to provide the required services during such period and except that any such termination shall not affect any individual development agreement previously entered into by Westfield Corporation, Inc. and Westfield America.

OFFICERS

    The principal executive officers of Westfield Corporation, Inc. are Richard
E. Green and Peter S. Lowy, the Co-Presidents of Westfield America.

MANAGEMENT OF WESTFIELD AMERICA, INC.

    All of the officers of Westfield America are employed by Westfield Holdings and receive compensation and fringe benefits from Westfield Holdings and not from Westfield America. Several of the officers serve as directors of Westfield Holdings and certain of such officers and associates beneficially own shares of Westfield Holdings and units of Westfield America Trust. See "Securities Beneficially Owned by Principal Shareholders and Management." As a result of such employment and interests, the officers of Westfield America receive an indirect benefit from the advisory, management and development arrangements described above.

GARDEN STATE PLAZA OPTION

    In July 1996, Westfield America acquired from Westfield Holdings an option to acquire at fair market value the stock of Westland Realty, Inc., the holder of an indirect 50% interest in Garden State Plaza located in Paramus, New Jersey.

    The Garden State Plaza option is exercisable following the completion of an independent valuation of the property to determine its fair market value. The valuation procedure may be commenced by Westfield America upon the earliest to occur of:

    - any time after completion and stabilization of the recent expansion of the property, defined to mean the leasing of 95% of the mall gross leasable area for the expansion; and

    - any time after the date which is 18 months after completion of the recent expansion of the property.

    In any event, the valuation procedure described above must commence by January 3, 2000.

    The valuation is to be performed by an independent appraiser approved by Westfield America and Westfield Holdings within 30 days after Westfield America elects to commence the valuation procedure. The purchase price under the Garden State Plaza option is equal to 50% of such fair market valuation, subject to adjustment for the mortgage debt of Garden State Plaza, the Garden State Plaza loan (as described below) and the amount by which current assets exceed current liabilities. The Garden State Plaza option must be exercised within 120 days after delivery of the determination of the fair market value of the property. Westfield America believes that the conditions to the exercise of the Garden State Plaza option will first be satisfied in the summer of 1999 based on the right to exercise 18 months after substantial completion; however, the option may first be exercised at an earlier date if the property is 95% leased. Westfield America's board of directors (including at least 75% of the independent directors) will determine whether the exercise of the Garden State Plaza option is in the best interests of Westfield America. If the purchase price exceeds $55 million (net of the $145 million Garden State Plaza loan described below), the exercise of the Garden State Plaza option will be subject to an affirmative vote of a majority of the holders of Common Shares voting at a meeting on such issue other than Westfield Holdings and its affiliates (including Westfield America Trust) and interests associated with the Lowy family. The purchase price shall be payable by the delivery of Common Shares, valued at the average of the closing sale price for the Common Shares on the 20 trading days prior to the date the option is exercised.

THE GARDEN STATE PLAZA LOAN

    In May 1997, Westfield America acquired a substantial economic interest in the revenues to be received from Garden State Plaza by making a $145 million participating secured loan to the subsidiaries of Westfield Holdings which own the indirect 50% interest in Garden State Plaza. This non-recourse loan bears interest at a fixed annual rate of 8.5% per annum, and is secured by a pledge of Westfield Holdings' 50% partnership interest in the limited partnership which owns Garden State Plaza. Westfield America also receives participating interest based on 80% of the borrowers' share of the adjusted cash flow (after payment of the fixed interest and after calculating Westfield Holdings' share of cash flow from Garden State Plaza as if the mortgage loan encumbering such property had a fixed interest rate of 7.25% per annum) from Garden State Plaza subject to an aggregate limit for fixed interest and participating interest in an amount equal to 11% per annum. The loan will mature on May 21, 2007, may be prepaid with a yield maintenance premium (based on the payment of the maximum amount of participating interest) after the expiration of the Garden State Plaza option in connection with the sale of Garden State Plaza (or Westfield Holdings' interest therein) to an unaffiliated third party and may not otherwise be prepaid for five years. If an event of default shall occur under the Garden State Plaza loan, Westfield America will be entitled to a yield maintenance premium (based on the payment of the maximum amount of participating interest) and will have the right to terminate the management agreements, the advisory agreement and the master development framework agreement. In May 1997, the board of directors of Westfield Holdings represented that it will not prepay the Garden State Plaza loan for seven years except under the circumstances described above and with the required yield maintenance premium. Westfield America received $14.7 million in interest from the Garden State Plaza loan for the year ended December 31, 1998.

    The other 50% interest in Garden State Plaza is owned by affiliates of Rodamco North America B.V., a Netherlands corporation unaffiliated with Westfield America.

WESTFIELD HOLDINGS WARRANTS

    In May 1997, Westfield America purchased from Westfield Holdings for $15.3 million, non-transferable warrants to acquire 49 million ordinary shares of Westfield Holdings. In April 1998, with the consent of Westfield Holdings, Westfield America exercised the warrants prior to their stated exercise date of May 21, 2000, by electing to receive the profit element of the warrants. Westfield Holdings elected to pay the profit element of the warrants by issuing to Westfield America 20,339,066 ordinary shares of Westfield Holdings. These shares were then sold by Westfield America to unaffiliated purchasers for $99,670,000.

    The terms of the warrants were negotiated between associated parties and there can be no assurance that either the price or the terms of the warrants were fair.

REGISTRATION RIGHTS AGREEMENT

    Pursuant to a registration rights agreement, after May 21, 2000, Westfield Holdings and its subsidiaries will have demand registration rights that would require Westfield America to promptly effect the registration of their shares held prior to Westfield America's initial public offering. Westfield Holdings currently has demand registration rights for its other Common Shares. In addition, Westfield America has agreed that, upon the request of Westfield Holdings, it will use its reasonable efforts to have a shelf registration statement filed after May 21, 2000 (after May 21, 1998 for any shares not held prior to consummation of Westfield America's initial public offering) and declared and kept continuously effective, pursuant to which Westfield Holdings and its subsidiaries will be able to sell Common Shares in ordinary course brokerage or dealer transactions. However, these rights allow Westfield America to postpone the filing of a demand registration statement (and an amendment or supplement to a shelf registration statement or to suspend the use of any previously filed registration statement for a reasonable period of time (not to exceed 60 days) if the board of directors determines in good faith that it would be significantly disadvantageous to Westfield America and its shareholders for such a registration statement (or amendment or supplement) to be filed on or before the date filing otherwise would be required. In addition, if Westfield America proposes to register any of its Common Shares, either for its own account or for the account of other shareholders, Westfield America is required, with certain exceptions, to provide the parties to the registration rights agreement with notice of the registration and to include in such registration all of the Common Shares requested to be included by such persons.

TRANSACTIONS WITH WESTFIELD AMERICA TRUST

    Westfield America Trust is an Australian public property trust which was established pursuant to a Trust Deed, dated March 28, 1996, as amended, to acquire a majority interest in Westfield America. Westfield America Trust is managed by Westfield America Management Limited, a wholly-owned subsidiary of Westfield Holdings. Units of Westfield America Trust are traded on the Australian Stock Exchange.

    The trustee of Westfield America Trust is Perpetual Trustee Company Limited which is Australia's largest independent trustee organization and has extensive experience in acting as trustee of unit trusts, including listed property trusts. Although under the Trust Deed, the Trustee and Westfield Holdings of Westfield America Trust have the power to make other investments, Westfield America Trust has informed Westfield America that it presently intends only to invest in Westfield America.

    The Trustee generally votes the Common Shares held by Westfield America Trust, as directed by the manager of Westfield America Trust, with certain exceptions. As long as Westfield Holdings owns Common Shares and Westfield America Trust and Westfield Holdings together hold more than 50% of the outstanding Common Shares of Westfield America, the Trustee has the power to vote in its absolute discretion the number of Common Shares held by Westfield America Trust equal to the difference between the number of Common Shares held by Westfield America Trust and Westfield Holdings and 50% of the outstanding Common Shares. Any additional shares held by Westfield America Trust will be voted by the Trustee as directed by the manager of Westfield America Trust.

    Under current Australian law, the Trustee must solicit approval of Westfield America Trust unitholders before voting in the election of directors with respect to shares of other corporations held by Westfield America Trust. For this purpose, a general meeting of Westfield America Trust unitholders must be convened with each Westfield America Trust unitholder having one vote for each unit held. The Trustee votes all Common Shares as a block in the manner approved by a majority of the units voting on the matter at such meeting of unitholders. The Trustee has called a meeting of Westfield America Trust unitholders to obtain approval for voting for the election of Westfield America's directors.


    In May 1998, Westfield America entered into a stock subscription agreement with Westfield America Trust. Subject to the shareholder approval that is being requested pursuant to this Proxy Statement, Westfield America has the right to sell, and Westfield America Trust has the obligation to purchase, $A465 million (approximately $US296 million as of March 12, 1999) of Westfield America's Common Shares in three equal installments at a 5% discount to the then prevailing market price of Westfield America's Common Shares at June 2001, 2002 and 2003.


    On August 12, 1998, Westfield America issued in a private placement 416,667 Series D Preferred Shares to Westfield America Trust, and 277,778 Series D Preferred Shares to Westfield American Investments Pty Limited, a subsidiary of Westfield Holdings in exchange for gross proceeds of $75,000,060 and $50,000,040, respectively. On December 22, 1998, Westfield America issued 138,889 Series D-1 Preferred Shares to Westfield America Trust in exchange for gross proceeds of $25,000,020. Each of the Series D Certificate of Designation and the Series D-1 Certificate of Designation allows conversion by Westfield America Trust or Westfield American Investments Pty Limited, at any time (subject to the shareholder approval that is being requested pursuant to this Proxy Statement), of each Series D Preferred Share and each Series D-1 Preferred Share into 10 Common Shares, subject to adjustment as described in EXHIBIT B to this Proxy Statement.

    At March 10, 1999, Westfield Holdings owns an approximately 23.8% equity interest in Westfield America Trust on a fully diluted basis.

                  APPROVAL OF AMENDMENT TO WESTFIELD AMERICA'S
                  SERIES C CERTIFICATE OF DESIGNATION SO THAT
                  THE HOLDERS OF WESTFIELD AMERICA'S SERIES C,
                C-1 AND C-2 PREFERRED SHARES WILL VOTE TOGETHER
                               AS A SINGLE CLASS
                                  (PROPOSAL 2)

    On August 12, 1998, Westfield America issued to Security Capital Preferred Growth Incorporated in a private placement, 416,667 Series C Preferred Shares, par value $1.00 per share and liquidation value $180 per share, in exchange for gross proceeds of $75,000,060. On December 24, 1998, Westfield America issued to Security Capital in a private placement, 138,889 Series C-1 Preferred Shares, par value $1.00 per share and liquidation value $180 per share, in exchange for gross proceeds of $25,000,020. On December 29, 1998, Westfield America issued to Security Capital in a private placement, 138,889 shares of Series C-2 Preferred Shares, par value $1.00 per share and liquidation value $180 per share, in exchange for gross proceeds of $25,000,020. Each Series C Preferred Share, Series C-1 Preferred Share and Series C-2 Preferred Share is currently convertible into 10 Common Shares, subject to adjustment.

    In January 1999, the board of directors of Westfield America approved and adopted a resolution approving an amendment to Section 11(a) to Westfield America's Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series C Preferred Shares and Fixing Preferences and Rights thereof" (the "Series C Certificate of Designation") so that the holders of Westfield America's Series C Preferred Shares, Series C-1 Preferred Shares and Series C-2 Preferred Shares will vote together as a single class. The proposed amendment provides that:

    - if Westfield America does not pay a full distribution to the holders of Series C Preferred Shares, the holders of Series C-1 Preferred Shares or the holders of Series C-2 Preferred Shares for two consecutive quarterly distribution periods, then there shall be two additional members on Westfield America's board of directors, and the holders of the Series C Preferred Shares, the holders of the Series C-1 Preferred Shares and the holders of the Series C-2 Preferred Shares, voting together as a single class, shall have the exclusive right to elect those two additional directors; and

    - if Westfield America does not pay a distribution of at least $0.32 per share, adjusted for stock splits or similar matters that affect conversion rates, to holders of Westfield America's Common Shares for two consecutive quarterly distribution periods, then there shall be one additional member on Westfield America's board of directors, and the holders of the Series C Preferred Shares, the holders of the Series C-1 Preferred Shares and the holders of the Series C-2 Preferred Shares, voting together as a single class, shall have the exclusive right to elect that additional director. For a description of events that affect conversion rates, see EXHIBIT B to this Proxy Statement.

Once all distributions in arrears are made current and paid in full, and once Westfield America has paid distributions on its Common Shares of at least $0.32 per share, then the directors elected by the holders of the Series C Preferred Shares, the holders of the Series C-1 Preferred Shares and the holders of the Series C-2 Preferred Shares shall cease to be directors and the number of directors shall be reduced accordingly. A copy of the proposed amendment to
Section 11(a) of the Series C Certificate of Designation, marked to show the changes covered by this Proposal 2, is attached to this Proxy Statement as EXHIBIT A.

    The affirmative vote of a majority of the Common Shares cast, provided that all shares cast represent a majority of the Common Shares entitled to vote on Proposal 2, and the affirmative vote of a majority of the Series C Preferred Shares, is required for approval of this Proposal. Abstentions and broker non-votes will effectively count as a vote AGAINST this Proposal.

    The purpose of the proposed amendment to the Series C Certificate of Designation is to allow the holders of the Series C Preferred Shares, the holders of the Series C-1 Preferred Shares and the holders of the Series C-2 Preferred Shares, in the situations described above, to vote together as a single class.

    The effect of the proposed amendment is to decrease the number of directors that the holders of the Series C Preferred Shares, the holders of the Series C-1 Preferred Shares and the holders of the Series C-2 Preferred Shares, in the aggregate, in the situations described above, may elect. In the absence of adopting the proposed amendment, the holders of the Series C Preferred Shares will vote separately from the holders of the Series C-1 Preferred Shares and Series C-2 Preferred Shares for the election of directors if the situations described above occur, and consequently, holders of the Series C, C-1 and C-2 Preferred Shares would be entitled to elect more directors in the aggregate than they would be entitled to elect if the proposed amendment were adopted.

    As of March 10, 1999, there were 416,667 Series C Preferred Shares outstanding, all of which are currently held by Security Capital.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 THE APPROVAL AND RATIFICATION OF THE AMENDMENT
                   TO THE SERIES C CERTIFICATE OF DESIGNATION


                 APPROVAL OF THE ISSUANCE OF COMMON SHARES UPON
          CONVERSION OF WESTFIELD AMERICA'S SERIES D PREFERRED SHARES
                IF THEN HELD BY A SUBSTANTIAL SECURITY HOLDER OF
               WESTFIELD AMERICA OR OTHER RESTRICTED HOLDER UNDER
                       THE NEW YORK STOCK EXCHANGE RULES
                                  (PROPOSAL 3)


    On August 12, 1998, Westfield America issued, pursuant to a private placement, 416,667 shares of Series D Preferred Shares, par value $1.00 per share and liquidation value $180 per share, to Westfield America Trust, Westfield America's largest shareholder and an affiliate of Westfield America and 277,778 shares of Series D Preferred Shares to Westfield American Investments, a subsidiary of Westfield Holdings, in exchange for gross proceeds of $75,000,060 and $50,000,040, respectively. The proceeds of such sales were used in part to fund the acquisition of a portfolio of properties from TrizecHahn Centers, Inc.


    A description of the Series D Preferred Shares is attached to this Proxy Statement as EXHIBIT B.

    Westfield America's Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series D Preferred Shares and Fixing Preferences and Rights Thereof" (the "Series D Certificate of Designation") provides that, in the event that the holders of Common Shares as a whole reject this proposal, then from and after August 12, 2000, the Series D Preferred Shares are redeemable, at the option of the holder, for cash at a price equal to 18 times the current market price of the Common Shares, plus all accumulated, accrued and unpaid dividends, whether or not declared, if any, to the date of repurchase or the date payment is made available. In addition, the Series D Certificate of Designation provides that the Series D Preferred Shares will be convertible into Common Shares upon the transfer of the Series D Preferred Shares to a person to whom Westfield America is permitted to issue Common Shares without shareholder approval, in accordance with the rules of the New York Stock Exchange.

    Pursuant to Rule 312 of the New York Stock Exchange, shareholder approval is required before the Series D Preferred Shares are convertible by Westfield America Trust or Westfield American Investments

Pty Limited into Common Shares because each of Westfield America Trust and Westfield American Investments Pty Limited could be considered a "substantial security holder" of Westfield America. Rule 312 of the New York Stock Exchange also requires shareholder approval prior to the Series D Preferred Shares being convertible into Common Shares when Series D Preferred Shares are held by a director, officer or substantial security holder of Westfield America (a "Related Party"), a subsidiary, affiliate or other closely-related person of a Related Party or any company or entity in which a Related Party has a substantial direct or indirect interest. A person owning an interest consisting of less than either 5% of the number of shares of common stock or 5% of the voting power outstanding of a company or entity is not considered a "substantial security holder".

    If Proposal 3 is approved by the shareholders, the convertibility of the Series D Preferred Shares would no longer be subject to shareholder approval under Rule 312 of the New York Stock Exchange rules. The affirmative vote of a majority of the Common Shares cast is required for approval of this Proposal, provided that all shares cast represent a majority of the Common Shares entitled to vote on Proposal 3. Abstentions and broker non-votes will effectively count as a vote AGAINST this Proposal.

    The purpose of Proposal 3 is to facilitate the listing of the Common Shares, into which the Series D Preferred Shares are convertible, on the New York Stock Exchange and to prevent the redemption of the Series D Preferred Shares, at the option of the holder, from occurring (as described above). If Proposal 3 is approved, the Series D Preferred Shares would be convertible into Common Shares, and upon conversion would permit the holders thereof to vote on all matters on which the holders of Common Shares are entitled to vote. Consequently, upon the occurrence of the conversion, the voting rights of the current holders of Common Shares would be diluted.

    As of March 10, 1999, there were 694,445 Series D Preferred Shares outstanding.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     FOR THE ISSUANCE OF COMMON SHARES UPON
                  THE CONVERSION OF SERIES D PREFERRED SHARES
                IF THEN HELD BY A SUBSTANTIAL SECURITY HOLDER OF
               WESTFIELD AMERICA OR OTHER RESTRICTED HOLDER UNDER
                       THE NEW YORK STOCK EXCHANGE RULES


           APPROVAL OF THE ISSUANCE OF COMMON SHARES UPON CONVERSION
             OF WESTFIELD AMERICA'S SERIES D-1 PREFERRED SHARES IF
                 THEN HELD BY A SUBSTANTIAL SECURITY HOLDER OF
                  WESTFIELD AMERICA OR OTHER RESTRICTED HOLDER
                    UNDER THE NEW YORK STOCK EXCHANGE RULES
                                  (PROPOSAL 4)

    On December 22, 1998, Westfield America issued, pursuant to a private placement, 138,889 Series D-1 Preferred Shares, par value $1.00 per share and liquidation value $180 per share, to Westfield America Trust in exchange for gross proceeds of $25,000,020. The proceeds of such sale were used in part to acquire assets and in part to pay down indebtedness of Westfield America.

    A description of the Series D-1 Preferred Shares is attached to this Proxy Statement as EXHIBIT B.

    Westfield America's Certificate of Designation setting forth "Resolution of the Board of Directors of Westfield America, Inc. Designating Series D-1 Preferred Shares and Fixing Preferences and Rights Thereof" (the "Series D-1 Certificate of Designation") provides that, in the event that the holders of Common Shares as a whole reject this proposal, then from and after December 24, 2000, the Series D-1 Preferred Shares are redeemable, at the option of the holder, for cash at a price equal to 18 times the current market price of the Common Shares, plus all accumulated, accrued and unpaid dividends, whether or not declared, if any, to the date of repurchase or the date payment is made available. In addition, the Series D-1 Certificate of Designation also provides that the Series D-1 Preferred Shares will be convertible into Common Shares upon the transfer of the Series D-1 Preferred Shares to a person to whom Westfield America is permitted to issue Common Shares without shareholder approval, in accordance with the rules of the New York Stock Exchange.

    Pursuant to Rule 312 of the New York Stock Exchange, shareholder approval is required before the Series D-1 Preferred Shares are convertible by Westfield America Trust into Common Shares because Westfield America Trust could be considered a "substantial security holder" of Westfield America. Rule 312 of the New York Stock Exchange also requires shareholder approval prior to the Series D-1 Preferred Shares being convertible into Common Shares when Series D-1 Preferred Shares are held by a director, officer or substantial security holder of Westfield America (a "Related Party"), a subsidiary, affiliate or other closely-related person of a Related Party or any company or entity in which a Related Party has a substantial direct or indirect interest. A person owning an interest consisting of less than either 5% of the number of shares of common stock or 5% of the voting power outstanding of a company or entity is not considered a "substantial security holder".

    If Proposal 4 is approved by the shareholders, the convertibility of the Series D-1 Preferred Shares would no longer be subject to shareholder approval under Rule 312 of the New York Stock Exchange rules. The affirmative vote of a majority of the Common Shares and Series C Preferred Shares cast is required for approval of this Proposal, provided that all shares cast represent a majority of the Common Shares and Series C Preferred Shares entitled to vote on Proposal 4. Abstentions and broker non-votes will effectively count as a vote AGAINST this Proposal.

    For purposes of voting with respect to this Proposal, each Series C Preferred Share will equal ten Common Shares (the number of Common Shares that each Series C Preferred Share is convertible into). Security Capital, as holder of all of the issued and outstanding Series C Preferred Shares, has agreed to vote all of its Series C Preferred Shares in favor of this Proposal.

    The purpose of Proposal 4 is to facilitate the listing of the Common Shares, into which the Series D-1 Preferred Shares are convertible, on the New York Stock Exchange and to prevent the redemption of the Series D-1 Preferred Shares, at the option of the holder, from occurring (as described above). If Proposal 4 is approved, the Series D-1 Preferred Shares would be convertible into Common Shares, and upon conversion would permit the holders thereof to vote on all matters on which the holders of Common Shares are entitled to vote. Consequently, upon the occurrence of the conversion, the voting rights of the current holders of Common Shares would be diluted.

    As of March 10, 1999, there were 138,889 Series D-1 Preferred Shares outstanding.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE ISSUANCE OF COMMON SHARES UPON THE CONVERSION
                 OF SERIES D-1 PREFERRED SHARES IF THEN HELD BY
             A SUBSTANTIAL SECURITY HOLDER OF WESTFIELD AMERICA OR
                   OTHER RESTRICTED HOLDER UNDER THE NEW YORK
                              STOCK EXCHANGE RULES

          APPROVAL OF THE ISSUANCE OF COMMON SHARES TO AN AFFILIATE OF WESTFIELD AMERICA UNDER A SUBSCRIPTION AGREEMENT PREVIOUSLY ENTERED INTO
                                  (PROPOSAL 5)



    On May 29, 1998, Westfield America entered into a stock subscription agreement with Westfield America Trust. Subject to shareholder approval (as described below), Westfield America has the right to sell, and Westfield America Trust has the obligation to purchase, $A465 million (approximately $US296 million as of March 12, 1999) of Common Shares in three equal installments at a 5% discount to the then prevailing market price of the Common Shares at June 2001, 2002 and 2003. In lieu of issuing Common Shares at each installment date, Westfield America has the option to pay the 5% discount in cash or in Common Shares. The proceeds of said agreement, should Westfield America elect to sell the Common Shares, would be used for general business purposes including, without limitation, funding future acquisitions of property.


    In January 1999, the board of directors of Westfield America approved and adopted a resolution approving the form, terms and provisions of the stock subscription agreement.

    The affirmative vote of a majority of:

    - the Common Shares and Series C Preferred Shares cast, provided that all shares cast represent a majority of the Common Shares and Series C Preferred Shares entitled to vote on Proposal 5;

    - the Common Shares and Series C-1 Preferred Shares cast, provided that all shares cast represent a majority of the Common Shares and Series C-1 Preferred Shares entitled to vote on Proposal 5; and

    - the Common Shares and Series C-2 Preferred Shares cast, provided that all shares cast represent a majority of the Common Shares and Series C-2 Preferred Shares entitled to vote on Proposal 5,

    is required for approval of this Proposal. Abstentions and broker non-votes will effectively count as a vote AGAINST this proposal.

    For purposes of voting with respect to this Proposal, each Series C Preferred Share, Series C-1 Preferred Share and Series C-2 Preferred Share will equal ten Common Shares (the number of shares that each share of Series C Preferred Share, Series C-1 Preferred Share and Series C-2 Preferred Share is convertible into).


    The purpose of Proposal 5 is to facilitate the sale of $A465 million (approximately $US296 million as of March 12, 1999) of Common Shares which Westfield America may use for general corporate purposes including possible future acquisitions of property. The effect of shareholder approval of Proposal 5 would be that Westfield America would have the ability to raise $A465 million (approximately $US296 million as of March 12, 1999) in additional capital and additional Common Shares will be issued and would permit the holders thereof to vote on all matters on which the current holders of Common Shares are entitled to vote. Consequently, the voting rights of the current holders of Common Shares would be diluted. In addition, the economic rights of the current holders of Common Shares would be diluted as a result of the 5% discount at which the Common Shares can be purchased.



                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
       THE ISSUANCE OF COMMON SHARES TO AN AFFILIATE OF WESTFIELD AMERICA
             UNDER A SUBSCRIPTION AGREEMENT PREVIOUSLY ENTERED INTO

               APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 6)


    The board of directors of Westfield America has selected Ernst & Young LLP as Westfield America's independent auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP have audited Westfield America's financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE APPROVAL AND RATIFICATION OF THE APPOINTMENT
            OF ERNST & YOUNG LLP AS WESTFIELD AMERICA'S INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                                 OTHER BUSINESS

    As of the date of this Proxy Statement, Westfield America knows of no business that will be presented for consideration at the annual meeting other than that which has been referred to above. As to other business, if any, that may come before the annual meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                             SHAREHOLDER PROPOSALS

    Any proposal of a shareholder intended to be presented at Westfield America's 2000 Annual Meeting of Shareholders must be received by the Secretary of Westfield America by November 30, 1999 for inclusion in the notice of meeting and proxy statement relating to Westfield America's 2000 Annual Meeting of Shareholders. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the By-Laws of Westfield America.

    Pursuant to Westfield America's By-Laws, as amended, shareholder proposals submitted to Westfield America for consideration at Westfield America's 2000 Annual Meeting of Shareholders outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder's proposal in Westfield America's proxy materials) will be considered untimely if received by Westfield America before December 31, 1999 or after January 30, 2000. Accordingly, the proxy with respect to Westfield America's 2000 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by Westfield America after January 30, 2000.

                                 ANNUAL REPORT

    A copy of Westfield America's Annual Report for the fiscal year ended December 31, 1998, including financial statements audited by Ernst & Young LLP, independent accountants, and their report thereon dated January 25, 1998, accompanies this Proxy Statement. IN ADDITION, A COPY OF WESTFIELD AMERICA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO IRV HEPNER, SECRETARY, WESTFIELD AMERICA, INC., 11601 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90025.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Based on a review of reports filed by Westfield America's directors, executive officers and beneficial holders of 10% or more of Westfield America's outstanding shares, Westfield America Trust and Westfield American Investments, and certain groups controlling these entities, have not reported on Form 4 on a timely basis, Westfield America Trust's and Westfield American Investments' purchases of Series D

Preferred Shares and Westfield America Trust's purchase of Series D-1 Preferred Shares. Westfield American Investments, and certain groups controlling this entity, have not reported on a timely basis some of Westfield American Investments' purchases of Common Shares.



                              YEAR 2000 READINESS



    The Year 2000 Problem is the result of computer hardware and software systems having been designed to use a two-digit code rather than a four-digit code to define the applicable year, as in "98" to represent "1998." Any of Westfield America's computer hardware and software systems may misinterpret a date using "00" as the year 1900 rather than the year 2000. This could result in errors causing such computer hardware and software systems to become unreliable or to fail.



    On behalf of Westfield America, Westfield Holdings began a company-wide assessment in 1997 to identify Westfield America's reliance on computer hardware and software systems using a two digit date code as well as Westfield America's exposure to third party customers and suppliers critical to Westfield America. This project includes an assessment of Westfield America's dependence upon such computer hardware and software systems and third parties as well as establishing priorities for addressing any computer hardware and software systems or third party customers and suppliers which are assessed as potential year 2000 compliance risks.



    Westfield America's initial assessment identified four areas of concern:



    - internal computer hardware and software systems which Westfield America uses for information processing, data storage and communication;



    - fire, life and safety systems installed at Westfield America's properties which are used for measurement and control of mechanical devices essential to the properties' use and operations;



    - economic dependence upon significant customers which are critical to Westfield America's operations; and



    - relationships with third-party suppliers upon which Westfield America's business is substantially dependent.



INTERNAL COMPUTER HARDWARE AND SOFTWARE SYSTEMS



    In 1997, Westfield Holdings completed a comprehensive assessment of all communication, hardware and software systems believed to be critical to Westfield America's operations. As a result of that assessment, Westfield Holdings began a program of replacing and upgrading all computer hardware and software systems which were identified as not being Year 2000 compliant. Requirements for replacing all hardware and software systems included receipt of written confirmation that the new systems were Year 2000 compliant. The conversion was substantially completed on October 31, 1998. Westfield Holdings is now in the final stage of the conversion which consists of testing the computer system for Year 2000 compliance. Based upon the assessments and testing to date, no contingency plans are expected to be needed. Management considers its efforts to ensure Year 2000 compliance of its internal computer hardware and software systems to be adequate; however, assurances obtained from hardware and software vendors have not been independently verified and there can be no assurance that testing yet to be performed will be adequate, in all instances, to ensure that all software and hardware systems are compatible and able to function reliably in the year 2000 and thereafter. The cost of the computer conversion as well as the costs to test the computer hardware and software system's Year 2000 compliance will be incurred by Westfield Holdings and are not reimbursable by Westfield America.



FIRE, LIFE AND SAFETY SYSTEMS



    Management's initial assessment of the fire, life and safety computer hardware and software systems and the heating, ventilating and air conditioning computer hardware and software systems at its properties indicates that manual overrides on most computer hardware and software systems are available as an alternative to existing automated controls for monitoring and controlling existing computer hardware and software systems. Westfield Holdings has completed an assessment of all electronic and mechanical control systems at its properties and is currently in the process of upgrading or replacing any computer hardware and software systems which are not Year 2000 compliant prior to September 30, 1999. Any cost incurred to replace or upgrade such computer hardware and software systems are a cost of maintaining the centers and are therefore considered to be recoverable from the tenants under the terms of existing leases. Although there can be no assurance, management considers the financial impact and risk of significant loss because of computer hardware and software system changes or business interruptions caused by fire, life and safety computer hardware and software systems and heating, ventilating and air conditioning computer hardware and software systems which are not Year 2000 compliant to be small.



SIGNIFICANT CUSTOMERS



    Westfield America is also reliant on its customers to make the necessary preparations for the Year 2000 so that their business operations will not be interrupted, thus threatening their ability to honor their financial commitments. As of December 31, 1998, all retailers and full-line department stores had been notified of their responsibilities under their leases and reciprocal easement agreements notwithstanding interruptions to their business resulting from Year 2000 problems. Westfield Holdings is communicating with each of the retailers about their plans and progress in addressing their respective Year 2000 problems. An initial risk assessment is expected to be substantially completed by March 31, 1999. Although Westfield Holdings' inquiries indicate that most of these companies are working on becoming Year 2000 compliant, there can be no assurance that failure to make necessary modifications would not have a material adverse affect on Westfield America. The cost of communicating with Westfield America's tenants will be incurred by Westfield Holdings and is not reimbursable by Westfield America.



THIRD-PARTY SUPPLIERS



    Exposure to third-party suppliers is considered to pose a significant risk. Information requests have been distributed to key third-party suppliers and replies are being evaluated. Where the risk assessment indicates significant exposure, follow-up questionnaires and direct contact in the form of teleconferences and site visits will be performed to assess accuracy of information received and to determine and minimize, to the extent possible, potential loss exposure. This assessment is anticipated to be completed by the end of the second quarter of 1999. Although management believes that its efforts with respect to such risks are appropriate, there can be no assurance that such efforts will be adequate to determine the readiness of any of its key third-party suppliers in sufficient time to prevent a material adverse effect on Westfield America. Westfield America's contingency planning for non-compliant third-party suppliers is to identify by the third quarter of 1999, to the extent possible, alternative suppliers who are Year 2000 compliant as a replacement source for goods or services. The cost of communicating with Westfield America's third-party suppliers will be incurred by Westfield Holdings and is not reimbursable by Westfield America.



WORST CASE SCENARIO



    The worst case scenario could be an extended loss of utility service resulting from interruptions at the point of power generation or line transmission or local distribution to Westfield America's properties. Such an interruption could result in an inability to provide tenants with access to their spaces thereby affecting Westfield America's ability to collect rent and pay its obligations which could result in a material adverse effect on Westfield America. The effect could be as insignificant as a minor interruption in services provided to tenants at the centers resulting from unanticipated problems encountered by Westfield America or any of the significant third parties with whom Westfield America does business. The pervasiveness of the Year 2000 issue makes it likely that previously unidentified issues will require remediation during the normal course of business. In such a case, Westfield America anticipates that automated procedures could be replaced by manual procedures while computer hardware and software systems are repaired and that such interruptions would have a minor effect on Westfield America's operations.



           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK



    In the normal course of business Westfield America enters into interest rate swap contracts to reduce its exposure to fluctuations in interest rates. Net interest differentials to be paid or received related to these contracts are accrued as incurred or earned. Any gain or loss from terminating current swap contracts is recognized in the period the swap contract is terminated or reversed. Westfield America's policy is to maintain fixed rate borrowing (including fixed rate mortgages and interest rate swaps) for 75% of forecast debt for a term of not more than ten years. Additional hedging may be entered into for up to 100% of forecast debt if interest rates are considered by management to be favorable.



    It is Westfield America's policy to enter into interest rate swap contracts to hedge fluctuations in interest rates only to the extent necessary to meet its objectives as stated above. Westfield America does not enter into interest rate swap contracts for speculative purposes.



    Interest rate exchange agreements are contractual agreements between Westfield America and third parties to exchange fixed and floating interest payments periodically without the exchange of the underlying principal amounts (notional amounts). The agreements consist of swaps and involve the future receipt, of a floating rate based on the London Interbank Offered Rate (LIBOR) and the payment of a fixed rate. Since December 31, 1997, Westfield America has lengthened the average remaining term of its pro rata share of fixed rate borrowings and hedges, including delayed start swaps from 7.8 years to 9.1 years. In the unlikely event that a counterparty fails to meet the terms of an interest rate swap contract, Westfield America's exposure is limited to the interest rate differential between the contract rate and the market rate on the notional amount. Westfield America does not anticipate non-performance by any of the counterparties.



    The following is a summary of fixed rate debt, average fixed interest rate and average remaining term to maturity for Westfield America's pro rata share of fixed rate debt and variable rate debt which has been fixed through the use of interest rate swap contracts:



                                                            DECEMBER 31,
                                                        --------------------
                                                          1998       1997
                                                        ---------  ---------
                                                          ($ IN THOUSANDS)
Principal amount of fixed rate debt...................  $ 777,911  $ 703,175
Principal (notional) amount of other current fixed
  rate payable instruments............................  1,700,000    225,000
                                                        ---------  ---------
                                                        $2,477,911 $ 928,175
                                                        ---------  ---------
                                                        ---------  ---------
Fixed rate debt as a percentage of total notes payable
  and revolving credit facility.......................       91.4%      79.6%
                                                        ---------  ---------
                                                        ---------  ---------
Average effective fixed rate (inclusive of margins) of
  total fixed rate debt and hedges, including delayed
  start swaps.........................................       7.09%      7.10%
                                                        ---------  ---------
                                                        ---------  ---------
Average remaining term (in years) of total fixed rate
  borrowings and hedges, including delayed start
  swaps...............................................        9.1        7.8
                                                        ---------  ---------
                                                        ---------  ---------



    Westfield America has entered into one foreign currency exchange agreement related to the issuance of notes to Australian investors totaling $301.1 million in order to eliminate its exposure to fluctuations in exchange rates.



    The estimated fair value of Westfield America's financial instruments have been determined by Westfield America, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that Westfield America could realize in a current market transaction. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.



    For purposes of the Securities and Exchange Commission's market risk disclosure requirements, Westfield America has estimated the fair value of its financial instruments at December 31, 1998. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts as of December 31, 1998, future estimates of fair value and the amounts which may be paid or realized in the future may differ significantly from the amounts presented below.



                           INTEREST RATE SENSITIVITY
             PRINCIPAL (NOTIONAL) AMOUNT BY CONTRACT MATURITY DATE



                                                                                                       ESTIMATED
                                                                                                         FAIR
                                                                                                         VALUE
                          1999       2000       2001       2002       2003     THEREAFTER     TOTAL    12/31/98
                        ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                              (AMOUNTS IN THOUSANDS EXCEPT INTEREST RATES)
ASSETS:
Participating loan to
  an affiliate........         --         --         --         --         --   $ 145,000   $ 145,000  $ 145,000
Average rate..........         --         --         --         --         --         8.5%
Direct financing
  leases receivable...  $   2,290  $   2,447  $   2,617  $   2,799  $   2,944   $  70,117   $  83,214  $  85,571

LIABILITIES:
Notes Payable--fixed
  rate................  $  14,958  $ 142,572  $ 178,648  $  65,005  $  10,653   $ 360,516   $ 772,352  $ 781,713
Average rate..........        7.1%       7.1%       6.6%       8.1%       6.8%        7.0%
Notes
  Payable--variable
  rate................  $ 331,475  $ 490,000  $ 846,462    100,363    100,363          --   $1,868,663 $1,868,663
Average rate..........      L+1.7 (1)     L+1.5 (1)     L+.70 (1)    L+2.32 (1)    L+2.32 (1)         --

INTEREST RATE SWAP
  CONTRACTS:
Current swaps where
  the Company receives
  L(1)................  $ 100,000         --  $ 100,000  $ 100,000  $ 100,000   $1,300,000  $1,700,000 $ (60,002)
Average rate..........       5.99%        --       5.95%      5.95%      5.95%       5.85%
Deferred swaps where
  the Company receives
  L(1)................         --         --         --  $ 317,000    100,000     600,000   $1,017,000 $ (28,673)
Average rate..........                                        6.21%      6.15%       6.11%


------------------------------


(1) L refers to the London Interbank Offered Rate (or "LIBOR").


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    Westfield America's Annual Report for the fiscal year ended December 31, 1998 is being mailed to shareholders concurrently with this Proxy Statement. The following portions of Westfield America's Annual Report for the fiscal year ended December 31, 1998, are incorporated in this Proxy Statement by reference:



    - Report of Independent Auditors



    - Consolidated Balance Sheets



    - Consolidated Statements of Income



    - Consolidated Statements of Changes in Shareholder's Equity



    - Consolidated Statements of Cash Flows

    - Notes to Consolidated Financial Statements



    - Management's Discussion and Analysis of Financial Condition and Results of Operation



           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



    This Proxy Statement includes statements (other than the consolidated financial statements incorporated herein by reference and other statements of historical fact) that are subject to risks and uncertainties. Forward-looking statements include the information set forth above under "Year 2000," "Quantitative and Qualitative Disclosure About Market Risk" and in the Annual Report in "Management's Discussion and Analysis of Financial Condition and Results of Operation," which is incorporated herein by reference, and statements preceded by, followed by or that include the words "believes," "expects," "may," "will," "anticipates," "intends," "plans," "estimates," "proposes," "scheduled," or other similar expressions.



    Forward-looking statements are made based on management's current expectations and belief concerning future developments and their potential effects on Westfield America. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Westfield America will be those anticipated by management. Many of the factors that will determine these results are beyond Westfield America's ability to control or predict.



    While Westfield America periodically reassesses material trends and uncertainties affecting the operations and financial condition in connection with its preparation of Management's Discussion and Analysis of Results of Operations and Financial Condition contained in its quarterly and annual reports, Westfield America does not intend to review or revise any particular forward-looking statement referenced in this Proxy Statement in light of future events, even if new information, future events or other circumstances have made them incorrect or misleading.



    The information referred to above should be considered by investors when reviewing any forward-looking statements contained in this Proxy Statement, in any materials incorporated herein by reference, in any of Westfield America's public filings or press releases or in any oral statements made by Westfield America or any of its officers or any other persons acting on its behalf. For those statements, Westfield America intends to avail itself of the protection of the safe harbor from liability with respect to forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


                                          By Order of the Board of Directors

                                          /s/ Irv Hepner

                                          Irv Hepner
                                          SECRETARY


Dated:  April 5, 1999
Los Angeles, California

                                                                       EXHIBIT A

                             PROPOSED AMENDMENT TO
                      SERIES C CERTIFICATE OF DESIGNATION


    Section 11. Voting. (a) Except as expressly provided in this Certificate of Designation, the holders of Series C Equity Shares shall have no voting rights. If and whenever (i) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Series C Equity Shares, the Series C-l Equity Shares (as defined in the Corporation's Certificate of Designation authorizing the Series C-1 Equity Shares) or the Series C-2 Equity Shares (as defined in the Corporation's Certificate of Designation authorizing the Series C-2 Equity Shares) (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), then the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors or (ii) for two consecutive quarterly Dividend Periods the Corporation fails to pay dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 6(a) of this Article), then the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect the one additional director to serve on the Board of Directors, in either case, at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares called as hereinafter provided; provided, however, that except as set forth below, the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares shall not have the right to elect more than two directors. If, other than through the operation of this Section 11(a) or pursuant to the provisions of the Articles of Incorporation relating to the Corporation's Series A and B Preferred Shares (but only with respect to one director elected by the holders of the Series A and B Preferred Shares), the Board of Directors shall be increased at any time to more than ten directors, then, upon the occurrence or continuance of any of the events described in this Section 11(a), the Board of Directors shall be increased by such number of additional directors, and the holders of the Series C Equity Shares, the Series C-l Equity Shares and the Series C-2 Equity Shares, voting together as a single class, shall be entitled to elect such number of additional directors, as shall be necessary to maintain the ratio of directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to the directors otherwise elected, as nearly as possible (rounding to the next larger whole number), equal to the ratio that would have existed if the holders of the Series C Equity Shares, the Series C-l Equity Shares and the Series C-2 Equity Shares were able to elect the full number of directors then permitted to be elected by them under this Section 11(a) and the directors otherwise elected numbered only ten. Whenever, as the case may be, (i) all dividends in arrears on the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares then outstanding shall have been paid and the Corporation has paid dividends thereon for two consecutive quarters and (ii) the Corporation has paid dividends on the Common Shares in an amount per share at least equal to $0.32 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to
Section 6(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, the Secretary of the

Corporation may, and upon the written request of any holders of 5% of the outstanding Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Equity Shares, Series C-1 Equity Shares or the Series C-2 Equity Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares or the successor of such remaining Director (or, if there are then no such Directors or Director elected by the holders of Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares, such Director shall be elected by the holders of the Series C Equity Shares, the Series C-1 Equity Shares and the Series C-2 Equity Shares as described above), to serve until the next annual meeting of the shareholders or special meeting held in place thereof if the term of such director shall not have previously terminated as provided above.

                                                                       EXHIBIT B

                    DESCRIPTION OF SERIES D PREFERRED SHARES
                        AND SERIES D-1 PREFERRED SHARES

    The holders of Series D Preferred Shares and the holders of Series D-1 Preferred Shares each are entitled to receive, when and as declared by Westfield America's board of directors, cumulative dividends per share equal to the greater of:

    - $15.30 per year; and

    - an amount currently equal to 10.0 times the dividend declared on Common Shares for such period, adjusted for events that affect the conversion rate as described below, if such funds are legally available.

    In addition, if Westfield America does not have earnings at least 40% greater than its consolidated fixed charges, Westfield America must pay a dividend 20% greater than that Westfield America would normally be required to pay. Holders of Series D Preferred Shares and holders of Series D-1 Preferred Shares are entitled to dividends before Westfield America can distribute dividends to holders of Common Shares.

    Upon Westfield America's liquidation, dissolution or winding up, the holders of Series D Preferred Shares and the holders of Series D-1 Preferred Shares are entitled to be paid in full an amount equal to the sum of $180.00 per share and all accrued and unpaid dividends through the date of liquidation.

    After August 12, 2008 Westfield America may, at the option of its board of directors, with the approval by a majority of independent directors, redeem, in whole, or in part, the outstanding Series D Preferred Shares and outstanding Series D-1 Preferred Shares at a redemption price equal to the sum of $180.00 per share and all accrued and unpaid dividends through the call date specified in the notice to holders regarding the redemption.

    If there is a change in control of Westfield America, the holders of the Series D Preferred Shares and Series D-1 Preferred Shares can require Westfield America, if Westfield America has funds legally available to do so, to redeem their Series D Preferred Shares or Series D-1 Preferred Shares at a cost of $189.00, plus accrued and unpaid dividends, if any, to the date that Westfield America repurchases the shares. For purposes of the Series D Preferred Shares and Series D-1 Preferred Shares, a change in control of Westfield America may occur in several circumstances, including upon the first acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of Westfield America's or Westfield America Trust's outstanding equity securities with voting power, under ordinary circumstances, to elect directors of Westfield America.

    Also, Westfield America has agreed that so long as Westfield American Investments Pty Limited or Westfield America Trust holds any of the Series D Preferred Shares or Series D-1 Preferred Shares, if Westfield America fails to continue to be taxed as a REIT, Westfield American Investments Pty Limited or Westfield America Trust will have the right to require Westfield America, if Westfield America has funds legally available to do so, to repurchase any or all of the Series D Preferred Shares or Series D-1 Preferred Shares held by Westfield American Investments Pty Limited or Westfield America Trust at a repurchase price of $207.00 per share, payable in cash plus accrued and unpaid dividends whether or not declared, if any, to the date of repurchase or the date payment is made available.

    In addition, after August 12, 2008, the holders of the Series D Preferred Shares and the holders of Series D-1 Preferred Shares have the right to require Westfield America to redeem their Series D Preferred Shares or Series D-1 Preferred Shares either for cash or for Common Shares, at the option of Westfield America, as long as the current market price of the Common Shares is less than $18.00, adjusted for events that affect the conversion rate as described below.

    The holders of Series D Preferred Shares and Series D-1 Preferred Shares do not have any voting rights, other than as required by law, except:

    - a majority of the holders of the Series D Preferred Shares, voting together as a class, and a majority of the holders of the Series D-1 Preferred Shares, voting together as a class, must approve any amendment, alteration or repeal of the Articles of Incorporation, or the Series D Certificate of Designation or Series D-1 Certificate of Designation, as applicable, that materially and adversely affects their voting powers, rights or preferences, with the exception that the holders of the Series D Preferred Shares and Series D-1 Preferred Shares will not be entitled to vote on such a matter if Westfield America redeems the Series D Preferred Shares or Series D-1 Preferred Shares, as applicable, before any amendment, alteration or repeal is to take effect; and

    - a majority of the holders of the Series D Preferred Shares, voting together as a class, and a majority of the holders of the Series D-1 Preferred shares, voting together as a single class, must approve any merger or consolidation if Westfield America does not survive such merger or consolidation and the holders of the Series D Preferred Shares and the holders of Series D-1 Preferred Shares do not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as their Series D Preferred Shares and Series D-1 Preferred Shares, as applicable, with the exception that the holders of Series D Preferred Shares and the holders of Series D-1 Preferred Shares will not be entitled to vote on such a matter if Westfield America redeems the Series D Preferred Shares and Series D-1 Preferred Shares, as applicable, prior to such a merger or consolidation.

    The Series D Certificate of Designation and the Series D-1 Certificate of Designation allow conversion by Westfield America Trust and Westfield American Investments Pty., Limited at any time (subject to shareholder approval as described below), of each Series D Preferred Share and each Series D-1 Preferred Share into 10 Common Shares, as applicable, subject to adjustment in certain events, generally including:

    - the issuance of Common Shares as a dividend or a distribution on the Common Shares;

    - certain subdivisions and combinations of Westfield America's Common
      Shares;

    - the issuance of any shares of stock by reclassification of Westfield America's Common Shares;

    - the issuance to all holders of Westfield America's Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than 95% (100% if a stand-by underwriter is used and charges Westfield America a commission) of the fair market value per Common Share on the record date for determination of shareholders entitled to receive such rights, options or warrants;

    - the distribution to all holders of Westfield America's Common Shares of any of Westfield America's securities (other than Common Shares) or evidence of Westfield America's indebtedness or assets (excluding cumulative cash dividends or distributions paid on the Common Shares after December 31, 1997 which are not in excess of a certain amount); and

    - payment to holders of Common Shares in connection with a tender or exchange offer by us or any of Westfield America's subsidiaries or controlled affiliates (which does not include open market repurchases by Westfield America) for all or any portion of the Common Shares for the amount that the value of any consideration per Common Share has a fair market value (as determined in good faith by Westfield America's board of directors) that exceeds the current market price per

      Common Share on the trading day next succeeding the last date on which tenders or exchanges may be made in accordance with such tender or exchange offer.

    If any transaction shall occur, generally including:

    - any merger or consolidation;

    - statutory share exchange;

    - self tender offer for 40% or more of Westfield America's Common Shares;

    - sale of all or substantially all of Westfield America's assets; or

    - recapitalization of Westfield America's Common Shares (other than the issuance of Common Shares as a dividend or a distribution on the Common Shares, certain subdivisions and combinations of Westfield America's Common Shares or the issuance of any shares of stock by reclassification of Westfield America's Common Shares)) in which substantially all of the Common Shares are converted into the right to receive different securities, cash or other property, then each Series D Preferred Share and each Series D-1 Preferred Share that is not redeemed or converted into the right to receive different securities, cash or other property prior to such transaction shall be convertible into the kind and amount of the different securities, cash or other property that would have been receivable upon the consummation of such transaction by a holder of that number of Common Shares issuable upon conversion of such Series D Preferred Share or Series D-1 Preferred Share immediately prior to such transaction.

                                                                      APPENDIX A

                            WESTFIELD AMERICA, INC.
            Proxy For Annual Meeting Of Shareholders April 29, 1999

    The undersigned hereby appoints Peter S. Lowy, Richard E. Green, Mark A. Stefanek and Irv Hepner as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of common stock, par value $.01 per share, of Westfield America held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournment thereof.

                        (To be Signed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual meeting of shareholders
                            WESTFIELD AMERICA, INC.

                                 April 29, 1999

                Please Detach and Mail in the Envelope Provided

/X/  Please mark your
    votes as in this example.

                                     WITHHOLD AUTHORITY
                                     to vote for all
                             FOR     nominees listed at right    Nominees:
1.         ELECTION          / /     / /                         David H. Lowy
           OF                                                    Herman Huizinga
           DIRECTORS                                             Bernard Marcus

    FOR all nominees listed (except as marked to the contrary below)

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

2. Proposal to amend Westfield America's Series C Certificate of Designation so that the holders of the Series C, C-1 and C-2 Preferred Shares will vote together as a single class.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

3. Proposal to approve the issuance of Westfield America's common stock upon conversion of Westfield America's Series D Preferred Shares if then held by a substantial security holder of Westfield America or other restricted security holder under the New York Stock Exchange Rules.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

4. Proposal to approve the issuance of Westfield America's common stock upon conversion of Westfield America's Series D-1 Preferred Shares if then held by a substantial security holder of Westfield America or other restricted security holder under the New York Stock Exchange Rules.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

5. Proposal to approve the issuance of Westfield America's common stock to an affiliate of Westfield America under a subscription agreement previously entered into.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

6. Proposal to ratify the selection of Ernst & Young LLP to serve as Westfield America's independent accountants for fiscal 1999.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

7. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES FOR ELECTION, AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signatures _____________________________________________________________________

_______________________________________________________________ Date ___________

NOTE: Please sign exactly as names appear on stock certificate (as indicated hereon).

                            WESTFIELD AMERICA, INC.
            Proxy For Annual Meeting Of Shareholders April 29, 1999

    The undersigned hereby appoints Peter S. Lowy, Richard E. Green, Mark A. Stefanek and Irv Hepner as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Series C Cumulative Convertible Redeemable Preferred Stock of Westfield America held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournment thereof.

                        (To be Signed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual meeting of shareholders
                            WESTFIELD AMERICA, INC.

                                 April 29, 1999

                Please Detach and Mail in the Envelope Provided

/X/  Please mark your
    votes as in this example.

2. Proposal to amend Westfield America's Series C Certificate of Designation so that the holders of Westfield America's Series C, C-1 and C-2 Preferred Shares will vote together as a single class.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

4. Proposal to approve the issuance of Westfield America's common stock upon conversion of Westfield America's Series D-1 Preferred Shares if then held by a substantial security holder of Westfield America or other restricted security holder under the New York Stock Exchange rules.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

5. Proposal to approve the issuance of Westfield America's common stock to an affiliate of Westfield America under a subscription agreement previously entered into.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

7. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 4, 5 AND 7.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signatures _____________________________________________________________________

_______________________________________________________________ Date ___________

NOTE: Please sign exactly as names appear on stock certificate (as indicated hereon).

                            WESTFIELD AMERICA, INC.
            Proxy For Annual Meeting Of Shareholders April 29, 1999

    The undersigned hereby appoints Peter S. Lowy, Richard E. Green, Mark A. Stefanek and Irv Hepner as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Series C-1 Cumulative Convertible Redeemable Preferred Stock of Westfield America held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournment thereof.

                        (To be Signed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual meeting of shareholders
                            WESTFIELD AMERICA, INC.

                                 April 29, 1999

                Please Detach and Mail in the Envelope Provided

/X/  Please mark your
    votes as in this example.

5. Proposal to approve the issuance of Westfield America's common stock to an affiliate of Westfield America under a subscription agreement previously entered into.

              / /  FOR            / /  AGAINST           / /  ABSTAIN

7. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 5 AND 7.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signatures _____________________________________________________________________

_______________________________________________________________ Date ___________

NOTE: Please sign exactly as names appear on stock certificate (as indicated hereon).

                            WESTFIELD AMERICA, INC.
            Proxy For Annual Meeting Of Shareholders April 29, 1999

    The undersigned hereby appoints Peter S. Lowy, Richard E. Green, Mark A. Stefanek and Irv Hepner as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Series C-2 Cumulative Convertible Redeemable Preferred Stock of Westfield America held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournment thereof.

                        (To be Signed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual meeting of shareholders
                            WESTFIELD AMERICA, INC.

                                 April 29, 1999

                Please Detach and Mail in the Envelope Provided

/X/  Please mark your
    votes as in this example.


5. Proposal to approve the issuance of Westfield America's common stock to an affiliate of Westfield America under a subscription agreement previously entered into.


              / /  FOR            / /  AGAINST           / /  ABSTAIN

7. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 5 AND 7.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signatures _____________________________________________________________________

_______________________________________________________________ Date ___________

NOTE: Please sign exactly as names appear on stock certificate (as indicated hereon).

                                                                      APPENDIX B



                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of
Westfield America Inc.:



    We have audited the accompanying consolidated balance sheets of Westfield America, Inc. and Subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westfield America, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the consolidated results of operations and cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                          /s/ Ernst & Young LLP



Los Angeles, California
January 25, 1999

                                                                      APPENDIX C


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Westfield America Inc.:

    We have audited the accompanying consolidated balance sheets of Westfield America, Inc. and Subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westfield America, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the consolidated results of operations and cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                         [LOGO]

Los Angeles, California
January 25, 1999

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
                                                      ASSETS

Land..................................................................................  $    457,801  $    302,260
Buildings, improvements and equipment.................................................     3,185,969     1,491,067
Less accumulated depreciation.........................................................      (340,727)     (236,220)
                                                                                        ------------  ------------
  Net property and equipment..........................................................     3,303,043     1,557,107

Construction in progress..............................................................        20,254        11,651
Investments in unconsolidated real estate partnerships................................       138,747        49,391
Participating loan to affiliates......................................................       145,000       145,000
Direct financing leases receivable....................................................        83,214        85,352
                                                                                        ------------  ------------
  Net investment in real estate.......................................................     3,690,258     1,848,501

Cash and cash equivalents.............................................................        25,272        11,003
Restricted cash.......................................................................        25,820        28,305
Accounts receivable, net of allowance of $8,400 and $8,912 in 1998
  and 1997, respectively..............................................................        45,325        27,499
Deferred expenses and other assets, net...............................................        33,964        54,322
                                                                                        ------------  ------------
  Total assets........................................................................  $  3,820,639  $  1,969,630
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable and revolving credit facility...........................................  $  2,641,015  $  1,107,425
Accounts payable and accrued expenses.................................................        82,658        38,352
Distribution payable..................................................................        33,242        28,350
                                                                                        ------------  ------------
  Total liabilities...................................................................     2,756,915     1,174,127
                                                                                        ------------  ------------

Minority interests....................................................................        42,605        25,123
Series C and D preferred stock........................................................       275,000            --

Common stock..........................................................................           731           731
Series A and B preferred stock........................................................       121,000       121,000
Additional paid-in capital............................................................       624,388       648,649
                                                                                        ------------  ------------
  Total shareholders' equity..........................................................       746,119       770,380
                                                                                        ------------  ------------
  Total liabilities and shareholders' equity..........................................  $  3,820,639  $  1,969,630
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                                 1998         1997        1996
                                                                              -----------  ----------  ----------
REVENUES:
  Minimum rents.............................................................  $   226,089  $  147,971  $  105,295
  Tenant recoveries.........................................................       91,909      64,662      44,423
  Percentage rents..........................................................       10,467       4,175       3,991
                                                                              -----------  ----------  ----------
    Total revenues..........................................................      328,465     216,808     153,709
                                                                              -----------  ----------  ----------
EXPENSES:
  Operating.................................................................       97,359      64,156      47,339
  Management fees...........................................................        6,264       4,074       3,191
  Advisory fee..............................................................        6,140          --       2,600
  General and administrative................................................        1,519         949         808
  Depreciation and amortization.............................................       76,926      53,913      38,596
                                                                              -----------  ----------  ----------
    Total expenses..........................................................      188,208     123,092      92,534
                                                                              -----------  ----------  ----------

OPERATING INCOME............................................................      140,257      93,716      61,175

INTEREST EXPENSE, net.......................................................     (106,852)    (57,472)    (40,233)

OTHER INCOME:
  Equity in income of unconsolidated real estate partnerships...............        5,949       3,887       3,707
  Gain on sale of investments, net..........................................       53,895          --          --
  Interest and other income.................................................       17,196       9,212       1,110
                                                                              -----------  ----------  ----------

INCOME BEFORE MINORITY INTEREST.............................................      110,445      49,343      25,759

Minority interest in earnings of consolidated real
  estate partnerships.......................................................       (4,257)     (2,478)     (1,063)
                                                                              -----------  ----------  ----------
NET INCOME..................................................................  $   106,188  $   46,865  $   24,696
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Net income allocable to preferred shares....................................  $    17,619  $   11,428  $    4,264
Net income allocable to common shares.......................................       88,569      35,437      20,432
                                                                              -----------  ----------  ----------
                                                                              $   106,188  $   46,865  $   24,696
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
EARNINGS PER COMMON SHARE:
  Basic.....................................................................  $      1.21  $     0.54  $     0.42
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
  Diluted...................................................................  $      1.20  $     0.54  $     0.42
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
  Basic.....................................................................       73,334      65,505      49,063
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
  Diluted...................................................................       73,901      65,548      49,063
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                              ADDITIONAL                   TOTAL
                                                       COMMON     PREFERRED     PAID-IN     RETAINED   SHAREHOLDERS'
                                                        STOCK       STOCK       CAPITAL     EARNINGS      EQUITY
                                                     -----------  ----------  -----------  ----------  -------------
BALANCES, JANUARY 1, 1996..........................   $     451   $       --  $   379,968  $       --   $   380,419

Net income for the year ended
  December 31, 1996................................          --           --           --      24,696        24,696
Issuance of common stock...........................         212           --      342,109          --       342,321
Issuance of preferred stock........................          --       94,000           --          --        94,000
Cost of stock issuances............................          --           --      (29,000)         --       (29,000)
Redemption of common stock.........................        (136)          --     (217,864)         --      (218,000)
Advisory fee (not payable).........................          --           --        2,600          --         2,600
Distributions on preferred stock...................          --           --           --      (4,264)       (4,264)
Distributions on common stock......................          --           --      (53,810)    (20,432)      (74,242)
                                                          -----   ----------  -----------  ----------  -------------
BALANCES, DECEMBER 31, 1996........................         527       94,000      424,003          --       518,530

Net income for the year ended
  December 31, 1997................................          --           --           --      46,865        46,865
Issuance of common stock...........................         204           --      305,796          --       306,000
Issuance of preferred stock........................          --       27,000           --          --        27,000
Cost of stock issuances............................          --           --      (32,616)         --       (32,616)
Redemption of senior preferred stock...............          --           --          (57)         --           (57)
Distributions on preferred stock...................          --           --           --     (11,428)      (11,428)
Distributions on common stock......................          --           --      (71,163)    (35,437)     (106,600)
                                                          -----   ----------  -----------  ----------  -------------
BALANCES, DECEMBER 31, 1997, as previously
  reported.........................................         731      121,000      625,963      --           747,694
Adjustment to investment cost basis
  (Note 4).........................................          --           --       22,686          --        22,686
                                                          -----   ----------  -----------  ----------  -------------
BALANCES, DECEMBER 31, 1997, as restated...........         731      121,000      648,649          --       770,380

Net income for the year ended
  December 31, 1998................................          --           --           --     106,188       106,188
Issuance of common stock...........................          --           --          140          --           140
Cost of stock issuances............................          --           --       (8,834)         --        (8,834)
Distributions on preferred stock...................          --           --           --     (17,619)      (17,619)
Distributions on common stock......................          --           --      (15,567)    (88,569)     (104,136)
                                                          -----   ----------  -----------  ----------  -------------
BALANCES, DECEMBER 31, 1998........................   $     731   $  121,000  $   624,388  $       --   $   746,119
                                                          -----   ----------  -----------  ----------  -------------
                                                          -----   ----------  -----------  ----------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------
                                                                                1998          1997         1996
                                                                            -------------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................  $     106,188  $    46,865  $   24,696
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................         79,394       54,332      38,596
    Equity in income of unconsolidated real estate partnerships...........         (5,949)      (3,887)     (3,707)
    Minority interests in earnings of consolidated real estate
      partnerships........................................................          4,257        2,478       1,063
    Advisory fee (not payable in 1996)....................................             --           --       2,600
    Gain on sale of investments, net......................................        (53,895)          --          --
    Issuance of common stock to independent directors.....................            140           --          --
  Changes in assets and liabilities:
    Accounts receivable, net..............................................        (11,545)     (10,824)     (5,510)
    Deferred expenses and other assets....................................        (14,093)      (6,760)       (580)
    Accounts payable and accrued expenses.................................         (6,638)       8,976      (1,914)
                                                                            -------------  -----------  ----------
  Net cash flows provided by operating activities.........................         97,859       91,180      55,244
                                                                            -------------  -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures and acquisitions...................................     (1,475,338)    (386,238)   (106,878)
  Participating loan to affiliates........................................             --     (145,000)         --
  Purchase of WHL Warrants................................................             --      (15,184)         --
  Proceeds from sale of WHL Stock.........................................         99,670           --          --
  Cash distributions received from unconsolidated real estate
    partnerships..........................................................          9,812       10,013      11,430
  Cash and cash equivalents of consolidated real estate partnerships......         10,042        1,083       2,389
  Direct financing leases receivable repayments...........................          2,138        2,044       1,883
  Notes receivable repayments.............................................          2,720          622         107
  Decrease (increase) in restricted cash..................................          4,422      (28,305)        100
                                                                            -------------  -----------  ----------
  Net cash flows used in investing activities.............................  $  (1,346,534) $  (560,965) $  (90,969)
                                                                            -------------  -----------  ----------

    CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUES ON THE FOLLOWING PAGE.

   The accompanying notes are an integral part of the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------------
                                                                               1998          1997         1996
                                                                           -------------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock.................................  $          --  $   436,500  $   340,405
  Proceeds from issuance of preferred stock..............................        275,000       27,000       94,000
  Redemption of common stock.............................................             --     (130,500)    (218,000)
  Redemption of preferred stock..........................................             --          (57)          --
  Cost of stock issuances................................................         (8,834)     (32,616)     (29,000)
  Cash distributions paid to preferred shareholders......................        (13,184)     (10,938)      (2,070)
  Cash distributions paid to common shareholders.........................       (103,766)    (100,721)     (69,568)
  Shareholders' recontribution of distributions..........................             --           --        3,426
  Cash distributions paid to minority interests, net.....................         (3,914)      (1,409)        (316)
  Proceeds from notes payable and revolving credit facility..............      1,313,188      653,456      114,172
  Principal payments on notes payable and revolving
    credit facility......................................................       (195,546)    (366,656)    (190,595)
                                                                           -------------  -----------  -----------
  Net cash flows provided by financing activities........................      1,262,944      474,059       42,454
                                                                           -------------  -----------  -----------
  Net increase in cash and cash equivalents..............................         14,269        4,274        6,729

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...........................         11,003        6,729           --
                                                                           -------------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................................  $      25,272  $    11,003  $     6,729
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:
  Interest (net of amounts capitalized)..................................  $     105,307  $    58,514  $    42,378
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------
  Income taxes...........................................................  $         218  $        51  $        60
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

    NONCASH INVESTING AND FINANCING INFORMATION PROVIDED IN NOTES 8 AND 11.

   The accompanying notes are an integral part of the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

1. ORGANIZATION:

    Westfield America, Inc. (the "Company"), a Missouri corporation, is primarily in the business of owning, operating, leasing, developing, redeveloping and acquiring super-regional and regional retail shopping centers in major metropolitan areas in the United States. The Company is a publicly traded real estate investment trust ("REIT"), with interests in 38 major shopping centers branded nationwide as "Westfield Shoppingtowns". The Company's portfolio, of Westfield Shoppingtowns includes clusters of multi-center regional and super-regional shopping centers in eight states in the east coast, midwest and west coast.

    The Company, through its controlling interest in Westfield America Limited Partnership (the "Operating Partnership") and its other subsidiaries, owns interests in a portfolio, of 23 super-regional shopping centers, 12 regional shopping centers, three power centers (individually a "Center" and collectively the "Centers"), 12 separate department store properties which are net leased under financing leases to The May Department Stores Company and are not located at the Centers, and certain other real estate investments (collectively including the Centers, the "Properties"). The Centers are located in eight states in the east coast, midwest and west coast regions of the United States.

    The Company is externally managed and advised by Westfield Holdings Limited ("WHL"), an affiliate of the Company and an Australian public company. The Company has engaged a property management company (the "Manager), asset management company (the "Advisor") and development company (the "Developer") to provide property management, asset management and development services to the Company under agreements that had initial terms of three years and are renewable annually thereafter. Each of the Manager, Advisor and Developer is a wholly-owned subsidiary of WHL, giving the Company access to WHL's worldwide management expertise and resources. In 1997, the Company changed its name from CenterMark Properties, Inc. to Westfield America, Inc., in conjunction with its initial public offering (the "Offering").

    The Company is organized and operated as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). In order to be treated as a REIT for income tax purposes, the Company must meet the minimum distribution requirements as well as certain asset, income and other tests specified by the Code. The Company intends to conduct its business so as to continue to satisfy the REIT provisions under the Code, including making distributions to its shareholders sufficient to meet the minimum distribution requirements.

    In 1998, the Company completed the exchange of its interests in most of the Centers and other assets for partnership interests ("Partnership Units") in the Operating Partnership. Also in 1998, the Operating Partnership issued units in the Operating Partnership to unrelated third parties ("Investor Unit Rights") in exchange for certain interests acquired. The Investor Unit Rights are held by various unrelated third parties who may under certain circumstances exchange their Investor Unit Rights for cash or, at the discretion of the Company, shares of the Company's common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION:

    The Company conducts its business through its Operating Partnership, wholly owned subsidiaries and affiliates. The consolidated financial statements include the accounts of the Company and all subsidiaries

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) over which the Company is able to exercise significant control. The Company does not consider itself to be in control when the other partners have important approval rights over major actions. Investments as general and limited partners in non-controlled partnerships are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT IN REAL ESTATE:

    Buildings, improvements and equipment are stated at cost. Costs related to the acquisition, development, construction and improvement of properties are capitalized. Interest costs, real estate taxes, insurance and other development related costs incurred during construction periods are capitalized and depreciated on the same basis as the related assets. Expenditures for repairs and maintenance are charged to expense when incurred. Certain repair and maintenance costs are chargeable to the retailers as provided in their leases. Such reimbursements are included in tenant recoveries in the Consolidated Statements of Income. Depreciation is computed using the straight-line method over the estimated useful life of each property, which generally ranges from 3 to 50 years.

    When indicators of impairment are present, the Company reviews expected cash flows to be generated by the Properties to determine whether the value of any of the Properties have been impaired. An asset is considered to be impaired when the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. As of December 31, 1998, there were no impairment indicators present.

CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

RESTRICTED CASH:

    Restricted cash represents funds totaling $19,092 set aside to pay operating and capital expenditures on properties which are collateral for secured loan facilities and funds totaling $6,728 to be utilized in the redevelopment of Mission Valley West (see Note 8).

REVENUE RECOGNITION:

    Shopping center space is generally leased to specialty retailers under leases which are accounted for as operating leases. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Percentage rents are recognized on an accrual basis as earned. Recoveries from retailers are recognized as income in the period during which the applicable costs are incurred.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES:

    The Company enters into interest rate swap contracts to reduce its exposure to fluctuations in interest rates. Net interest differentials to be paid or received related to these swap contracts are accrued as incurred or earned. Any gain or loss from terminating current swap contracts is recognized in the period the swap contract is terminated or reversed. Unamortized gains or losses are recognized in income when

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the related debt matures or is extinguished. At December 31, 1998, the Company also holds a foreign exchange hedge agreement.

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Company expects to adopt the new Statement effective January 1, 2000. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

ACCOUNTS RECEIVABLE:

    Accounts receivable include amounts billed to retailers, deferred rent receivables arising from straight-lining of rents and accrued recoveries from retailers. Management periodically evaluates the collectibility of these receivables and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible.

DEFERRED EXPENSES AND OTHER ASSETS:

    Deferred expenses and other assets include costs associated with notes payable, retailer leases and prepaid expenses. Costs associated with obtaining notes payable are amortized based on the effective interest rate method. Costs related to leasing activities are capitalized and amortized over the initial term of the related lease.

EARNINGS PER SHARE:

    Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the assumed conversion of all dilutive securities using the treasury stock method.

INCOME TAXES:

    The Company has elected to be treated as a REIT for income tax purposes. As a REIT, the Company is required to meet the minimum distribution requirements as well certain asset, income and other tests as specified by the Code. No provision for income taxes has been included in the Company's financial statements since, the Company will generally not be liable for federal income taxes, provided it continues to distribute substantially all of its REIT taxable income. State income and franchise taxes are minimal and included in general and administrative expense.

SEGMENT REPORTING:

    Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Related Information." Statement No. 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. As management views the Company as operating in a single business segment as described in Note 1, the adoption of Statement No. 131 did not result in additional disclosure of segment information as management does not operate its Properties based upon segments.

USE OF ESTIMATES:

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION:

    Certain amounts in the 1997 and 1996 consolidated financial statements have been reclassified to conform with the 1998 presentation.

3. ACQUISITIONS:

    During 1998, the Company invested approximately $1.8 billion to acquire interests in 16 shopping centers, including interests in 12 shopping centers from TrizecHahn Centers, Inc. ("TrizechHahn").

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

3. ACQUISITIONS: (CONTINUED)
Interests in the Centers acquired from TrizecHahn (the "Hahn Centers") and other independent third-parties are as follows:

PROPERTY                        LOCATION                                 INTEREST ACQUIRED
-----------------------  -----------------------  ----------------------------------------------------------------
HAHN CENTERS:
Capital Mall...........  Olympia, WA              49% managing, non-controlling interest acquired in October 1998 and the remaining 51% acquired in December 1998.

Cerritos...............  Cerritos, CA             50% managing, non-controlling interest acquired in July 1998 and the remaining 50% acquired in November 1998.

Downtown Plaza.........  Sacramento, CA           100% interest acquired in October 1998.

Fox Hills(1)...........  Culver City, CA          100% interest acquired in October 1998.

Horton Plaza...........  San Diego, CA            100% interest acquired in October 1998.

North County Fair......  Escondido CA             The remaining 55% interest not previously owned by the Company acquired in October 1998.

Oakridge...............  San Jose, CA             100% interest acquired in October 1998.

Parkway Plaza..........  El Cajon, CA             100% interest acquired in September 1998.

Santa Anita(2).........  Arcadia, CA              39.7% managing, non-controlling interest acquired in September
                                                    1998, an additional 50% interest acquired in December 1998 which provided the Company with a controlling interest in the property.

Solano.................  Fairfield, CA            100% interest acquired in September 1998.

University Towne.......  San Diego, CA            100% interest acquired in July 1998.

Valley Fair............  San Jose, CA             50% managing, non-controlling interest acquired in July 1998.

OTHER ACQUISITIONS:

Crestwood..............  St. Louis, MO            100% interest acquired in January 1998

Independence Mall......  Wilmington, NC           60% interest acquired in August 1998 and an additional 10%
                                                    interest acquired in October 1998.

Promenade..............  Woodland Hills, CA       100% interest acquired in June 1998.

Topanga................  Canoga Park, CA          The remaining 58% interest not previously owned by the Company acquired in November 1998.

------------------------

(1) In July 1998, the Company acquired a note receivable secured by Fox Hills, which was retired when the Company acquired the property in October 1998,

(2) In December 1998, in conjunction with the acquisition of the additional 50% interest in Santa Anita, the Company acquired the land and related ground lease under the Center.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

3. ACQUISITIONS: (CONTINUED)
    In conjunction with the above acquisitions, the Company assumed mortgage debt as described in Note 8.

    During 1997, the Company invested approximately $349,000 to acquire the following properties:

PROPERTY                        LOCATION                                 INTEREST ACQUIRED
-----------------------  -----------------------  ----------------------------------------------------------------
Wheaton................  Wheaton, MD              68% managing, non controlling interest acquired in June 1997.

Annapolis..............  Annapolis, MD            The remaining 70% interest not previously owned by the Company plus an additional 13.2 acre parcel of land adjacent to the
                                                    Center acquired in June 1997.

Meriden................  Meriden, CT              The remaining 50% interest not previously owned by the Company acquired in September 1997.

Northwest Plaza........  St. Ann, MO              100% interest acquired in December 1997.

    Additionally, in May 1997, the Company made a participating loan totaling $145,000 (the "Garden State Plaza Loan") to two wholly-owned, indirect subsidiaries of WHL which have a combined 50% partnership interest in Westland Garden State Plaza Limited Partnership, the owner of Garden State Plaza, a super-regional shopping center located in Paramus, New Jersey. The non-recourse loan provides for interest only at a fixed annual rate of 8.5% and is secured by the borrowers' 50% indirect interest in Garden State Plaza. The Company is entitled to receive participating interest payments based on 80% of the borrowers' share of the adjusted cashflow (as defined) from Garden State Plaza subject to an annual aggregate limit of fixed and participating interest in an amount equal to 11%. The loan matures in May 2007. During each of the years ended December 31, 1998, and 1997, the Company earned participating interest of $2,420 and $728, respectively.

4. DISPOSITIONS:

    In conjunction with the Offering, the Company acquired 49 million non-transferable warrants (the "WHL Warrants") to acquire ordinary shares of WHL. The Company's December 31, 1997 balance sheet has been restated to reflect the fair value of the WHL Warrants, which at the time of the Offering exceeded the Company's cost basis. In April 1998, with the consent of WHL, the Company exercised the WHL Warrants by electing to receive the profit element of the WHL Warrants. As a result of the exercise, the Company received 20,339,066 WHL ordinary shares which the Company sold for proceeds totaling $99,670.

    In August 1998, the Company recognized a loss totaling $11,806, resulting from the reversal of certain deferred interest rate swap agreements. This loss was netted against the gain from the sale of investments for purposes of financial statement presentation.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

5. INVESTMENTS IN UNCONSOLIDATED REAL ESTATE PARTNERSHIPS:

    As of December 31, 1998, the Company holds unconsolidated interests as a general and managing partner in four real estate partnerships and both a general and limited partner in one real estate partnership. In October 1998, the Company acquired the 55% interest in North County Fair that it did not already own and in November 1998, the Company acquired the 58% interest in Topanga that it did not already own. In June 1997, the Company acquired the 70% interest in Annapolis that it did not already own and in September 1997, the Company acquired the 50% interest in Meriden that it did not already own. The Company's interest in each unconsolidated partnership as of December 31, 1998 is as follows:

                                                PERCENT
       PROPERTY               LOCATION         INTEREST
----------------------  --------------------  -----------
Valley Fair             San Jose, CA                50.0%
Vancouver               Vancouver, WA               50.0%
West Valley             Canoga Park, CA             42.5%
Plaza Camino Real       Carlsbad, CA                40.0%
Independence Mall       Wilmington, NC              70.0%

    A summary of the condensed combined balance sheet information for all unconsolidated real estate partnerships is as follows:

                                                            DECEMBER 31,
                                                        --------------------
CONDENSED COMBINED BALANCE SHEET INFORMATION              1998       1997
------------------------------------------------------  ---------  ---------
Investment in real estate:
  Land, buildings and improvements, at cost...........  $ 490,214  $ 290,092
  Less accumulated depreciation and amortization......    (46,908)  (105,495)
  Construction in progress............................      5,081      1,322
                                                        ---------  ---------
Net investment in real estate.........................    448,387    185,919
Other notes payable...................................   (185,674)  (175,289)
Other assets and liabilities, net, and interest of
  other partners......................................   (123,966)    38,761
                                                        ---------  ---------
Investments in unconsolidated real estate
  partnerships........................................  $ 138,747  $  49,391
                                                        ---------  ---------
                                                        ---------  ---------

    A summary of the condensed combined statements of income for all unconsolidated real estate partnerships which include the five real estate partnerships noted above including Valley Fair following its acquisition in July 1998, Independence Mall following its acquisition in August 1998, Cerritos for the period from July 1998 through November 1998, Santa Anita for the period from September 1998 to December 1998, Capital Mall for the period from October 1998 to December 1998, North County Fair

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

5. INVESTMENTS IN UNCONSOLIDATED REAL ESTATE PARTNERSHIPS: (CONTINUED) through October 1998, Topanga through November 1998, Annapolis through June 1997 and Meriden through September 1997 is as follows:

                                                   FOR THE YEARS ENDED DECEMBER
                                                                31,
                                                  -------------------------------
CONDENSED COMBINED STATEMENTS OF INCOME
  INFORMATION                                       1998       1997       1996
------------------------------------------------  ---------  ---------  ---------
Total revenues:.................................  $  82,620  $  75,789  $  85,767
Costs and expenses:
  Operating, general and administrative
    expenses....................................     25,231     22,568     27,331
  Interest expense, net.........................     24,025     21,982     22,342
  Depreciation and amortization.................     16,867     18,314     25,338
                                                  ---------  ---------  ---------
Net income......................................     16,497     12,925     10,756
Other partners' share of income.................    (10,548)    (9,038)    (7,049)
                                                  ---------  ---------  ---------
Equity in income of unconsolidated real estate
  partnerships..................................  $   5,949  $   3,887  $   3,707
                                                  ---------  ---------  ---------
                                                  ---------  ---------  ---------

    Significant accounting policies used by the unconsolidated real estate partnerships are similar to those used by the Company.

6. LEASES:

DIRECT FINANCING LEASES RECEIVABLE:

    The Company owns certain properties that are leased to The May Department Stores Company under direct financing leases. The leases' initial terms expire in September 2017, and may be renewed for up to 14 additional five-year terms. The May Department Stores Company has the option to purchase the property under these leases at fair market value during the last 16 months of the initial term or any of the renewal option terms.

    The direct financing leases receivable are as follows:

                                                              DECEMBER 31,
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
Minimum lease payments receivable.......................  $ 147,750  $ 155,630
Less unearned income (at 7%)............................    (64,536)   (70,278)
                                                          ---------  ---------
  Direct financing leases receivable....................  $  83,214  $  85,352
                                                          ---------  ---------
                                                          ---------  ---------

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

6. LEASES: (CONTINUED)
    Excluding options to extend, future minimum rentals to be received by the Company on the direct financing leases as of December 31, 1998, are as follows:

1999..............................................................  $   7,880
2000..............................................................      7,880
2001..............................................................      7,880
2002..............................................................      7,880
2003..............................................................      7,880
Thereafter........................................................    108,350
                                                                    ---------
                                                                    $ 147,750
                                                                    ---------
                                                                    ---------

PROPERTY RENTAL:

    Substantially all of the property owned by the Company is leased to third-party retailers under operating leases as of December 31, 1998. Lease terms vary between retailers and some leases include percentage rental payments based on sales volume.

    Future minimum rental revenues under noncancelable operating leases as of December 31, 1998, are as follows:

1999............................................................  $ 279,120
2000............................................................    264,309
2001............................................................    246,877
2002............................................................    225,433
2003............................................................    194,190
Thereafter......................................................    705,536
                                                                  ---------
                                                                  $1,915,465
                                                                  ---------
                                                                  ---------

    These amounts do not include percentage rentals which may become receivable under certain leases on the basis of retailer sales in excess of stipulated minimums.

GROUND LEASES:

    The Company leases the land underlying portions of several of its Centers. Future minimum annual ground lease payments for ground leases in effect as of December 31, 1998 are as follows:

1999...............................................................  $   1,437
2000...............................................................      1,435
2001...............................................................      1,438
2002...............................................................      1,449
2003...............................................................      1,449
Thereafter.........................................................     43,983
                                                                     ---------
                                                                     $  51,191
                                                                     ---------
                                                                     ---------

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

6. LEASES: (CONTINUED)

    These amounts do not include participation rentals which may become payable under certain ground leases on the basis of gross rental receipts in excess of a stipulated minimum.

7. DEFERRED EXPENSES AND OTHER ASSETS:

    Deferred expenses and other assets are summarized as follows:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998       1997
                                                            ---------  ---------
Investment in WHL Warrants (see Note 4)...................  $      --  $  37,870
Lease costs, net of accumulated amortization of $10,867
  and $4,767 in 1998 and 1997, respectively...............     16,178     10,241
Loan costs, net of accumulated amortization of $4,070 and
  $1,876 in 1998 and 1997, respectively...................     11,286      2,935
Prepaid and other assets..................................      6,500      3,276
                                                            ---------  ---------
                                                            $  33,964  $  54,322
                                                            ---------  ---------
                                                            ---------  ---------

8. NOTES PAYABLE AND REVOLVING CREDIT FACILITY:

    A summary of notes payable and revolving credit facility are as follows:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1998       1997
                                                                       ---------  ---------
Collateralized non-recourse notes to an insurance company, interest only payable monthly at 6.51%, due in 2001.........................  $ 167,000  $ 167,000
Collateralized non-recourse notes to an insurance company, interest only payable monthly at 6.15%, due in 1999. These notes were repaid
  and retired in December 1998.......................................         --    172,000
Collateralized recourse note to an insurance company, interest only payable monthly at 8.09%, due in 1999. This note was repaid and
  retired in December 1998...........................................         --     15,000
Senior collateralized non-recourse notes, interest at 6.39%,
  principal and interest payable quarterly, due in 2004..............     16,782     19,392
Senior collateralized non-recourse notes bearing interest at 7.33%, interest only payable until 2004, principal and interest payable
  thereafter, due in 2014............................................     55,167     55,167
Collateralized non-recourse note payable to an insurance company, interest at an effective rate of 7.15%, principal and interest
  payable monthly, due in 2000.......................................    136,456    140,866
Unsecured revolving credit facility with a group of banks with a maximum commitment of $600,000, interest only at LIBOR + 1.50%
  (7.21% effective rate at December 31, 1998) payable monthly, due in
  2000 with options to extend........................................    490,000    463,000

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

8. NOTES PAYABLE AND REVOLVING CREDIT FACILITY: (CONTINUED)

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1998       1997
                                                                       ---------  ---------
Unsecured bridge facility with a group of banks, interest only at
  LIBOR + 1.5% (7.63% effective rate at December 31, 1998) payable
  monthly, due in 1999...............................................  $ 100,000  $      --
Collateralized commercial mortgage notes due in 2004, interest only
  payable monthly at 6.78%...........................................     75,000     75,000
Secured bridge facility with a group of banks, interest only at LIBOR
  + 1.5% (7.39% effective rate at December 31, 1998) payable monthly,
  due in 1999........................................................     44,000         --
Secured bridge facility with a group of banks, interest only at LIBOR
  + 1.75% (7.54% effective rate at December 31, 1998) payable monthly, due in 1999. This note was repaid and retired in January
  1999...............................................................     95,000         --
Collateralized non-recourse note payable to an insurance company, interest at 7.20%, principal and interest payable monthly, due in
  2006...............................................................     81,041         --
Collateralized non-recourse note payable to an insurance company, effective interest at 7.00%, principal and interest payable
  monthly, due in 2018...............................................     19,026         --
Collateralized non-recourse note payable to an insurance company, effective interest at 7.00%, principal and interest payable
  monthly, due in 2006...............................................     23,043         --
Collateralized non-recourse note payable to a bank, interest at LIBOR
  + 1.5% (6.53% effective rate at December 31, 1998), interest only
  payable monthly, due in 1999.......................................     92,476         --
Collateralized non-recourse note payable to an insurance company, effective interest at 7.00%, principal and interest payable
  monthly, due in 2022...............................................     73,745         --
Collateralized non-recourse note payable to an insurance company, effective interest at 7.00%, principal and interest payable
  monthly, due in 2002...............................................     61,603         --
Collateralized non-recourse notes payable to an insurance company, effective interest at 7.00%, principal and interest payable
  monthly, due in 2004...............................................     63,488         --
Collateralized note payable, interest only payable monthly at LIBOR +
  0.53% (6.38% effective rate at December 31, 1998) due in 2001......    746,100         --
Unsecured subordinated notes to Australian investors, interest payable semi-annually at LIBOR + 2.32% (8.38% effective rate at
  December 31, 1998), due in equal installments in 2001, 2002 and
  2003...............................................................    301,088         --
                                                                       ---------  ---------
                                                                       $2,641,015 $1,107,425
                                                                       ---------  ---------
                                                                       ---------  ---------

    In June, 1998 the Company issued $301,088 of unsecured subordinated notes ("Capital Notes") to Australian investors, repayable in three equal installments due in June 2001, 2002 and 2003. The Capital Notes, which are listed on the Australian Stock Exchange, are denominated in Australian dollars. In conjunction with the issuance of the Capital Notes, the Company entered into interest rate swap and foreign currency hedge agreements which effectively fixed the interest and principal payments due to holders of the Capital Notes in U.S. dollars and fixed the interest rate at 8.38%. The unrealized loss on the interest rate swap and foreign currency hedge agreements was approximately $12,551 at December 31, 1998. The Capital Notes have not been, and will not be, registered under the Securities Act of 1933, as

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

8. NOTES PAYABLE AND REVOLVING CREDIT FACILITY: (CONTINUED) amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    At December 31, 1998, notes payable and revolving credit facility include mortgages assumed in conjunction with the acquisition of the Hahn Centers totaling $352,819. The fixed rate mortgages assumed were recorded at their estimated fair value at the time of their assumption. The mortgage debt secured by North County Fair also requires the Company to pay contingent interest equal to 30% of the excess of gross rental receipts over a stipulated minimum. During each of the years ended December 31, 1998, 1997 and 1996, contingent interest totaled $668, $587 and $563, respectively.

    Also in conjunction with the Centers acquired in 1998, the Company obtained borrowings totaling $239,000 through secured and unsecured loan facilities.

    In October and December 1998, the Company obtained borrowings totaling $746,100 under a secured loan facility to finance a portion of the Hahn Centers acquisition and to refinance an existing non-recourse note payable to an insurance company and the unsecured revolving credit facility. The loan bears interest at LIBOR + 0.53% and is collateralized by certain properties owned by the Company with a maturity date of December 2001. In connection with the borrowings made under this loan, the Company entered into an interest rate swap agreement which effectively fixed the variable rate of the loan at 6.38%.

    In conjunction with the acquisition of Topanga, the Company assumed a mortgage balance with a fair value of $61,603 at December 31, 1998. The assumed mortgage was recorded at its estimated fair value at the time of its assumption.

    Senior collaterized non-recourse notes totaling $71,949 and $74,559 at December 31, 1998 and 1997, respectively, are collateralized by the related direct financing leases receivable.

    Interest costs capitalized for the years ended December 31, 1998, 1997 and 1996, were $1,558, $1,404 and $1,503, respectively.

    On December 31, 1997, the Company issued collateralized commercial notes ("Notes") totaling $75,000 to refinance existing debt collateralized by Mission Valley and to provide construction financing for the redevelopment of Mission Valley-West. Notes totaling $40,000 bear interest at 6.78% and Notes totaling $35,000 bear interest at LIBOR + 0.70%. In conjunction with the issuance of the Notes, the Company entered into an interest rate cap agreement and interest rate floor agreement which effectively fix the floating rate Notes at 6.78%.

    Certain notes payable and revolving credit facility agreements provide for restrictive covenants relating to the maintenance of specified financial performance ratios such as minimum net worth, debt service coverage ratio, loan to value, ownership percentages and restrictions on future distribution payments. As of December 31, 1998, the Company was in compliance with these covenants.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

8. NOTES PAYABLE AND REVOLVING CREDIT FACILITY: (CONTINUED)
    The annual maturities of notes payable and the revolving credit facility as of December 31, 1998, are as follows:

1999............................................................  $ 346,433
2000............................................................    632,572
2001............................................................  1,025,110
2002............................................................    165,368
2003............................................................    111,016
Thereafter......................................................    360,516
                                                                  ---------
                                                                  $2,641,015
                                                                  ---------
                                                                  ---------

9. INTEREST RATE SWAP CONTRACTS:

    It is the Company's policy to enter into interest rate swap contracts only to the extent necessary to reduce its exposure to fluctuations in interest rates. The Company does not enter into interest rate swap contracts for speculative purposes. At December 31, 1998, the Company had 31 interest swap agreements. Interest rate swaps are contractual agreements between the Company and third parties to exchange fixed and floating interest payments periodically without the exchange of the underlying principal amounts (notional amounts). In the unlikely event that a counterparty fails to meet the terms of an interest rate swap contract, the Company's exposure is limited to the interest rate differential on the notional amount. The Company does not anticipate non-performance by any of the counterparties.

    The Company has also entered into deferred interest rate exchange agreements to manage future interest rates. The agreements consist of swaps and involve the future receipt, corresponding with the expiration of existing fixed rate debt, of a floating rate based on LIBOR and the payment of a fixed rate.

                                                          RANGE OF             RANGE OF
                                   NOTIONAL AMOUNT      FIXED RATES         MATURITY DATES
                                   ----------------  ------------------  ---------------------
Current Swaps where the Company
  is a receiver of LIBOR.........   $    1,700,000       5.85% to 6.03%    1/30/99 to 12/11/08
Deferred swaps where the Company
  is a receiver of LIBOR.........        1,017,000       5.99% to 6.26%    2/11/02 to 04/01/08

    The net unrealized loss on the interest rate swap contracts was approximately $88,675 at December 31, 1998.

    As of March 12, 1999, the net unrealized loss on the interest rate swap contracts was approximately $17,234 (unaudited).

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

10. CAPITAL STOCK:

    At December 31, 1998 and 1997, the total number of shares authorized, issued and outstanding were as follows:

                                                              DECEMBER 31, 1998            DECEMBER 31, 1997
                                                         ---------------------------  ---------------------------
                                                           NUMBER OF       NUMBER       NUMBER OF       NUMBER
                                                            SHARES       OF SHARES       SHARES       OF SHARES
                                                          AUTHORIZED    OUTSTANDING    AUTHORIZED    OUTSTANDING
                                                         -------------  ------------  -------------  ------------
Common stock, $.01 par value...........................    200,000,000    73,337,691    200,000,000    73,329,535
Excess stock, $.01 par value...........................    205,000,000            --    205,000,000            --
Non-voting senior preferred stock, $1.00 par value.....            200             2            200             2
Preferred stock, $1.00 par value of which 940,000
  shares are designated Series A cumulative redeemable
  preferred stock, 270,000 shares are designated Series
  B cumulative redeemable preferred stock, 416,667
  shares are designated Series C cumulative convertible
  redeemable preferred stock, 138,889 shares are
  designated Series C-1 cumulative convertible
  redeemable preferred stock, 138,889 shares are
  designated Series C-2 cumulative convertible
  redeemable preferred stock, 694,445 shares are
  designated Series D cumulative convertible redeemable
  preferred stock and 138,889 shares are designated
  Series D-1 cumulative convertible redeemable
  preferred stock......................................      5,000,000     2,737,779      5,000,000     1,210,000

SENIOR PREFERRED STOCK:

    Prior to redemption, holders of the Company's non-voting senior preferred stock were entitled to receive, when declared, cash dividends at an annual rate of $35 per share, payable quarterly. In February, 1999, the Company redeemed the senior preferred stock at $550 per share, plus unpaid accrued dividends totaling approximately $5 per share.

SERIES A AND B PREFERRED STOCK:

    The holder of the Company's Series A and B preferred stock is entitled to receive, when declared, cumulative cash dividends equal to the greater of $8.50 per annum per share or an amount currently equal to 6.2461, for Series A preferred stock, or 6.6667 for Series B preferred stock, times the dollar amount of dividends declared on the Company's common stock. The Company has an option to redeem the Series A and Series B preferred stock anytime after July 2003 and May 2004, respectively, at a redemption price of $100 per share, which is equal to the liquidation preference.

    Concurrent with the issuance of the Series A preferred stock in 1996 and the Series B preferred stock in 1997, the Company issued warrants (the "1996 Warrants" and "1997 Warrants") to Westfield America

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

10. CAPITAL STOCK: (CONTINUED)
Trust, an Australian public company and an affiliate of the Company, ("WAT") to purchase the Company's common stock. The 1996 Warrants, which expire in July 2016, entitle WAT to purchase 6,246,096 shares of the Company's common stock at an exercise price of $16.01 per share. The 1997 Warrants, which expire in May 2017, entitle WAT to purchase 2,089,550 shares of the Company's common stock at an exercise price of $15.00 per share. The holder of the Series A and B preferred stock also holds WAT Series A and B special options which entitle such holder to exchange each share of Series A and B preferred stock for WAT ownership units. Upon receipt of the Series A and B preferred stock, WAT can, with the Company's consent at such time, surrender the Series A and B preferred stock as consideration for the exercise of the 1996 and 1997 Warrants.

SERIES C AND D PREFERRED STOCK:

    The Series C, C-1, C-2, D and D-1 cumulative convertible redeemable preferred stock (collectively the "Series C and D Preferred Stock") are separate designations of preferred stock with similar terms. Holders of the Series C and D Preferred Stock are entitled to receive, when declared, cumulative cash dividends equal to the greater of $15.30 per annum per share or an amount equal to 10.0 times the dollar amount declared on the Company's common stock during the period. At any time, holders of the Company's Series C and D Preferred Stock have the right to convert all, or any portion, of their shares into 10 shares of common stock for each share of Series C and D Preferred Stock. Conversion of the Series D and D-1 preferred stock is subject to approval of the Company's stockholders. The Company has the option to redeem the Series C and D Preferred Stock anytime on or after August 2008 at a redemption price of $180 per share, which is equal to the liquidation preference. The original holders of the Company's Series C and D Preferred Stock have the right to require the Company to redeem the Series C and D Preferred Stock if the Company ceases to qualify as a REIT for federal tax purposes. Additionally, if there is a change in control, as defined, or, if after August 2008, the market price of the Company's common stock is less than $18.00 per share, holders of the Company's Series C and D Preferred Stock have the right to require the Company to redeem the Series C and D Preferred Stock.

    Holders of the Company's preferred stock are entitled to dividends before dividends are distributed to common stockholders. In general, preferred stockholders have no voting rights unless dividends are reduced or not declared on the preferred stock or common stock at which time the holders have certain rights to elect additional directors to the board of directors. Once all distributions in arrears are restored and paid in full, the directors elected by the preferred shareholders will cease to be directors and the number of directors on the board will be reduced accordingly.

COMMON STOCK:

    The holders of the Company's common stock vote together as a class on all matters and are entitled to receive distributions declared after payment of dividends on preferred stock. A distribution was declared on December 18, 1998 to stockholders of record on December 31, 1998 of $33,043 or $0.355 per common share, for the quarter ended December 31, 1998. This distribution was paid on January 29, 1999. The Company declared distributions of $1.42 per common share for the year ended December 31, 1998.

    In May 1998, the Company entered into a stock subscription agreement ("1998 Subscription Agreement") with WAT. Subject to shareholder approval, the Company has the right to sell, and WAT has the

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

10. CAPITAL STOCK: (CONTINUED)
obligation to purchase, up to AUS $465,000 (approximately US $285,000 at December 31, 1998 foreign currency exchange rates) of the Company's common stock in three equal installments at a 5% discount to the then prevailing market price of the Company's common stock at June 2001, 2002 and 2003. In lieu of issuing common stock at each installment date, the Company has the option to pay the 5% discount in cash or common stock.

    Based upon the foreign currency exchange rate on March 12, 1999, the Company will receive approximately US $296,000 (unaudited).

OPERATING PARTNERSHIP UNITS:

    Under certain circumstances investors in the Operating Partnership may exchange their Investor Unit Rights for cash or, at the discretion of the Company, shares of the Company's common stock. Holders of Investor Unit Rights are entitled to receive, when declared, distributions from the Operating Partnership in proportion to the dividends paid to holders of the Company's common stock.

EARNINGS PER SHARE

    The following is a summary of the elements used in basic and diluted earnings per share ("EPS") calculations:

                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                        ----------------------------------
                                                           1998        1997        1996
                                                        ----------  ----------  ----------
Net income............................................  $  106,188  $   46,865  $   24,696
Less: preferred stock dividends.......................     (17,619)    (11,428)     (4,264)
                                                        ----------  ----------  ----------
Income available to common shareholders (numerator)...  $   88,569  $   35,437  $   20,432
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------
Weighted average common shares outstanding
  (denominator for basic EPS).........................  73,334,315  65,504,877  49,062,952
Dilutive equivalent common shares:
  1996 and 1997 Warrants..............................      71,240      42,824          --
  1998 Subscription Agreement.........................     495,024         N/A         N/A
                                                        ----------  ----------  ----------
Weighted average common shares and common share
  equivalents outstanding (denominator for diluted
  EPS)................................................  73,900,579  65,547,701  49,062,952
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------
EPS:
  Basic...............................................  $     1.21  $     0.54  $     0.42
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------
  Diluted.............................................  $     1.20  $     0.54  $     0.42
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------

    The Company's convertible preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

11. NON CASH INVESTING AND FINANCING INFORMATION:

    North County Fair ("NCF") was accounted for under the equity method until October 1998, when the Company acquired the remaining 55% interest that it did not already own. NCF is now consolidated with the Company. The Company's 45% interest in the condensed assets and liabilities of NCF in October 1998, were as follows:

Net investment in real estate.....................................  $  25,261
Cash and cash equivalents.........................................      1,007
Accounts receivable...............................................      1,167
Deferred expense and other assets, net............................        582
Note payable......................................................    (22,191)
Accounts payable and accrued liabilities..........................       (939)
                                                                    ---------
WEA's investment in NCF...........................................  $   4,887
                                                                    ---------
                                                                    ---------

    Topanga was accounted for under the equity method until November 1998, when the Company acquired the remaining 58% interest that it did not already own. Topanga is now consolidated with the Company. The Company's 42% interest in the condensed assets and liabilities of Topanga in November 1998, were as follows:

Net investment in real estate.....................................  $  37,944
Cash and cash equivalents.........................................        913
Accounts receivable...............................................        583
Deferred expense and other assets, net............................        995
Note payable......................................................    (23,842)
Accounts payable and accrued liabilities..........................       (723)
                                                                    ---------
WEA's investment in Topanga.......................................  $  15,870
                                                                    ---------
                                                                    ---------

    Annapolis was accounted for under the equity method until June 1997, when the Company acquired the remaining 70% partnership interest that it did not already own. Annapolis is now consolidated with the Company. The Company's 30% interest in the condensed assets and liabilities of Annapolis in June 1997, were as follows:

Net investment in real estate......................................  $  38,676
Cash and cash equivalents..........................................        184
Accounts receivable................................................        323
Deferred expenses and other assets, net............................        322
Accounts payable...................................................        (91)
                                                                     ---------
WEA's investment in Annapolis......................................  $  39,414
                                                                     ---------
                                                                     ---------

    Meriden was accounted for under the equity method until September 1997 when the Company acquired the remaining 50% interest that it did not already own. Meriden is now consolidated with the

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

11. NON CASH INVESTING AND FINANCING INFORMATION: (CONTINUED)
Company. The Company's 50% interest in the condensed assets and liabilities of Meriden in September 1997, were as follows:

Net investment in real estate.....................................  $  35,373
Cash and cash equivalents.........................................        235
Accounts and notes receivable.....................................        381
Deferred expenses and other assets, net...........................        527
Accounts payable..................................................       (291)
Note payable......................................................    (25,000)
                                                                    ---------
WEA's investment in Meriden.......................................  $  11,225
                                                                    ---------
                                                                    ---------

    The Company's purchase of a 68% managing interest in June 1997, in Wheaton, resulted in an increase in minority interest totaling $24,000.

    During 1998 and 1997, construction in process totaling $36,570 and $94,473, respectively, was placed into service.

12. INCOME TAXES: (UNAUDITED)

    Effective February 12, 1994, the Company elected to be treated as a REIT for income tax purposes. As a REIT, the Company will not incur significant Federal income taxes provided it continues to satisfy the various REIT Code requirements, does not dispose of certain properties and continues to distribute all of its REIT taxable income. On a per share basis, taxable cash distributions representing ordinary income to shareholders for the years ending December 31, 1998, 1997 and 1996 were $1.64, $0.65 and $0.88, respectively. The excess of distributions paid (for tax purposes) over the taxable portion of the distribution, if any, represents a non-taxable return of capital to the Company's shareholders.

13. RELATED PARTIES:

    The Manager entered into an agreement with WEA to manage and lease the properties in the Company's portfolio, beginning January 1, 1995. In consideration for providing these management services, the Manager is reimbursed certain recoverable property operating costs including mall related payroll and is entitled to receive gross fees of 5% of minimum and percentage rents received by the Company. Property management fees totaling $6,264, $4,074 and $3,191, net of capitalized leasing fees of $4,605, $2,988 and $1,667 were expensed by WEA for the years ended December 31, 1998, 1997 and 1996, respectively. Included in accounts payable and accrued expenses at December 31, 1998 and 1997, are management fees payable to the Manager totaling $1,299 and $1,068, respectively.

    In addition to the management fees, the Manager was reimbursed for recoverable operating costs including mall related payroll costs totaling $17,543, $14,431 and $8,409 for the years ended December 31, 1998, 1997 and
1996, respectively.

    The Company entered into a Master Development Framework Agreement with the Developer whereby the Company granted the Developer the exclusive right to carry out expansion, redevelopment and related works on WEA's wholly owned shopping centers and to endeavor to have the Developer be

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

13. RELATED PARTIES: (CONTINUED)
appointed by the relevant partner to carry out similar activities for jointly owned real estate partnerships. During 1998, 1997 and 1996, the Company reimbursed the Developer $51,224, $46,859 and $21,535, respectively, for expansion, redevelopment and related work.

    In July 1996, the Company engaged the Advisor to provide a variety of asset management and investment services subject to supervision of the Company. The Advisor is entitled to an annual fee equal to 25% of the annual Funds from Operations ("FFO"), as defined, in excess of the Advisory FFO Amount ($142,183 at December 31, 1998), but not to exceed 55 basis points of the Net Equity Value (as defined) of the Company's assets. The Advisory FFO amount is increased whenever the Company issues additional Common Stock. The Advisory Fee, which first became payable in 1998, was $6,140 for the year ended December 31, 1998.

    Included in interest and other income for the year ended December 31, 1998 and 1997, is interest income earned on the Garden State Plaza Loan totaling $14,745 and $8,326, respectively.

14. FINANCIAL INSTRUMENTS:

    The estimated fair value of the Company's financial instruments have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1998 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts as of December 31, 1998, future estimates of fair value and the amounts which may be paid or realized in the future may differ significantly from the amounts presented herein.

                                                     DECEMBER 31, 1998     DECEMBER 31, 1997
                                                    --------------------  --------------------
                                                               ESTIMATED             ESTIMATED
                                                    CARRYING     FAIR     CARRYING     FAIR
                                                     AMOUNT      VALUE     AMOUNT      VALUE
                                                    ---------  ---------  ---------  ---------
Assets:
  Participating loan to an affiliate..............  $ 145,000  $ 145,000  $ 145,000  $ 145,000
  Direct financing leases receivable..............     83,214     85,571     85,352     83,000
  Cash............................................     25,272     25,272     11,003     11,003
  Restricted Cash.................................     25,820     25,820     28,305     28,305
  Accounts receivable.............................     45,325     45,325     27,499     27,499
  WHL Warrants....................................         --         --     37,870     62,136

Liabilities:
  Notes payable...................................  2,641,015  2,650,376  1,107,425  1,089,935
  Accounts payable and accrued expenses...........     82,658     82,658     38,352     38,352

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

14. FINANCIAL INSTRUMENTS: (CONTINUED)
PARTICIPATING LOAN TO AN AFFILIATE, CASH, RESTRICTED CASH, ACCOUNTS RECEIVABLE, AND ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

    The carrying amounts of these items are a reasonable estimate of their fair value.

WHL WARRANTS

    The fair value of WHL Warrants was based on the Black Scholes Model with a volatility of 33%, a risk free interest rate of 5.17% and a dividend yield of 1.51% and the Australian currency exchange rate on December 31, 1997.

NOTES PAYABLE AND DIRECT FINANCING LEASES RECEIVABLE:

    The fair value of notes payable and direct financing leases receivable are based upon current market rates for financial instruments with similar terms.

15. COMMITMENTS AND CONTINGENCIES:

    The Company is currently involved in several development projects and had outstanding commitments with contractors totaling approximately $54,290 at December 31, 1998.

    The Redevelopment Agency of the City of West Covina (the "West Covina Agency") issued $45,000 of special tax assessment municipal bonds ("Original Bonds") on March 1, 1990 to finance land acquisition for expansion of the shopping center and additional site improvements. During 1996, the West Covina Agency refinanced the Original Bonds by issuing certain serial and term bonds with a total face amount of $51,220 ("New Bonds"), proceeds of which were partially used to redeem the Original Bonds. Special taxes levied against the property, together with incremental property tax, incremental sales tax, and park and ride revenues will be used to pay the principal and interest on the New Bonds and the administrative expense of the West Covina Agency. Principal and interest payments began in 1996 and continue to 2022 in graduating amounts ranging from $2,030 to $5,289. WEA has the contingent obligation to satisfy any shortfall in annual debt service requirements after tenant recoveries.

    Pursuant to a Development and Disposition Agreement ("DDA Agreement") with the Redevelopment Agency of the City of San Diego (the "San Diego Agency"), the San Diego Agency conveyed certain parcels of land for the development of Horton Plaza. In connection with the DDA Agreement, the Company pays an Agency fee equal to 10% of the gross rental income, as defined, in excess of $8,750.

    The Company is subject to the risks inherent in the ownership and operation of commercial real estate. These include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, including creditworthiness of retailers and competition for retailers, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.

    Substantially all of the properties have been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any probable or reasonably possible environmental costs that management believes would be material to the consolidated financial statements.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

15. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    WEA currently is neither subject to any other material litigation nor, to management's knowledge, is any material litigation currently threatened against WEA other than routine litigation and administrative proceedings arising in the ordinary course of business. Based on consultation with counsel, management believes that these items will not have a material adverse impact on the Company's consolidated financial position or results of operations.

16. QUARTERLY FINANCIAL DATA (UNAUDITED):

    Summarized quarterly data for 1998 and 1997 is as follows (in thousands):

                                                            FIRST     SECOND      THIRD      FOURTH
                                                           QUARTER    QUARTER    QUARTER    QUARTER      TOTAL
                                                          ---------  ---------  ---------  ----------  ----------
1998
Total Revenues..........................................  $  69,917  $  68,679  $  78,661  $  111,208  $  328,465
Net Income..............................................  $  12,551  $  78,647  $   2,997  $   11,993  $  106,188
Net Income (Loss) Applicable to Common Shares...........  $   9,828  $  75,924  $  (2,055) $    4,872  $   88,569
Earnings (Loss) per Common Shares:
  Basic.................................................  $    0.13  $    1.04  $   (0.03) $     0.07  $     1.21
  Dilutive..............................................  $    0.13  $    0.97  $   (0.03) $     0.07  $     1.20(1)

Weighted Average Shares Outstanding
  Basic.................................................     73,330     73,333     73,337      73,338      73,334
  Dilutive..............................................     73,397     81,192     74,689      74,324      73,901

1997
Total Revenues..........................................  $  46,925  $  47,999  $  57,806  $   64,078  $  216,808
Net Income..............................................  $   7,964  $  10,808  $  13,144  $   14,949  $   46,865
Net Income Applicable to Common Shares..................  $   5,966  $   6,746  $  10,459  $   12,266  $   35,437
Earnings per Common Share:
  Basic.................................................  $    0.11  $    0.11  $    0.14  $     0.17  $     0.54(1)
  Dilutive..............................................  $    0.11  $    0.11  $    0.14  $     0.17  $     0.54(1)
Weighted Average Shares Outstanding
  Basic.................................................     52,929     62,121     73,330      73,330      65,505
  Dilutive..............................................     52,929     62,121     73,330      73,370      65,548

------------------------

(1) Total earnings per share are calculated based on annual results, which may differ from the summation of quarterly earnings per share.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

17. SCHEDULE OF REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1998:

                                                                                             ACQUISITION
                                                                                                DATE/
                                      BUILDINGS &              ACCUMULATED                  REDEVELOPMENT   DEPRECIABLE
WESTFIELD SHOPPING TOWN     LAND     IMPROVEMENTS     TOTAL    DEPRECIATION  ENCUMBRANCES        DATE          LIFE
------------------------  ---------  -------------  ---------  ------------  -------------  --------------  -----------
Annapolis...............  $  48,359   $   182,548   $ 230,907   $  (68,986)   $        --     1997/1998 (1)  3-20 yrs.
Capital Mall............         --        55,057      55,057         (286)        27,802        1998          39 yrs.
Cerritos................     15,753       175,682     191,435         (442)        95,000        1998          39 yrs.
Connecticut Post........      6,356       131,991     138,347       (8,304)            --        1994        3-40 yrs.
Crestwood...............     65,640        41,096     106,736         (995)        74,699        1998          39 yrs.
Downtown Plaza..........         --       150,581     150,581         (660)        92,476        1998          39 yrs.
Eagle Rock..............      3,624        13,600      17,224       (4,370)            --        1994       5-31.5 yrs.
Eastland................     16,609        33,376      49,985       (2,446)            --     1994/1997      5-30 yrs.
Enfield.................      8,468        32,976      41,444       (6,635)        36,706        1994       3-31.5 yrs.
Fox Hills...............     10,224        70,239      80,463         (418)        46,699        1998          39 yrs.
Horton Plaza............        838       209,405     210,243         (922)       111,900        1998          39 yrs.
Meriden.................     11,375        95,605     106,980      (24,060)            --   1997(1)          5-30 yrs.
Mid Rivers..............     10,816        62,191      73,007      (15,322)        53,229     1994/1996      3-35 yrs.
Mission Valley..........        747        85,386      86,133      (30,702)        75,000     1994/1997      3-50 yrs.
Mission Valley West.....        537        23,629      24,166         (117)            --     1994/1998
Montgomery Mall.........     32,420       163,997     196,417      (41,412)       121,515        1994        5-20 yrs.
North County Fair.......         --       154,668     154,668      (15,551)        73,745        1998(2)       40 yrs.
Northwest Plaza.........     28,400        84,197     112,597       (2,107 )       79,052       1997           40 yrs.
Oakridge................         --        79,469      79,469         (470 )       37,004       1998           39 yrs.
Parkway Plaza...........     17,225       148,178     165,403       (1,010 )       82,417       1998           39 yrs.
Plaza Bonita............     22,994        80,287     103,281      (23,888 )       76,678       1994         3-39 yrs.
Promenade...............      4,583        30,124      34,707         (630 )           --       1998           39 yrs.
Santa Anita.............     11,500       130,939     142,439       (1,005 )       63,488       1998           39 yrs.
Solano..................      8,998        82,236      91,234         (564 )       42,069       1998           39 yrs.
South County............     13,259        35,600      48,859      (11,314 )       28,735       1994         5-40 yrs.
South Shore.............     29,071       150,713     179,784       (8,189 )           --    1994/1997       3-40 yrs.
Topanga.................     13,521       130,897     144,418      (15,293 )      105,603   1998(2)          3-50 yrs.
Trumbull................     16,405       167,175     183,580      (11,016 )      136,456       1994         3-40 yrs.
UTC.....................      9,540       177,925     187,465       (1,899 )       81,041       1998           39 yrs.
West County.............      6,506        22,642      29,148       (7,467 )       16,750       1994         3-20 yrs.
West Covina.............     18,922        84,821     103,743      (19,920 )       89,837       1994         3-20 yrs.
Westland................      5,162        13,212      18,374       (3,899 )           --    1994/1994       3-50 yrs.
West Park...............      2,633        25,022      27,655       (7,878 )       30,077       1994         3-15 yrs.
Wheaton.................     17,316        60,505      77,821       (2,550 )           --       1997         3-39 yrs.
                          ---------  -------------  ---------  ------------  -------------
                          $ 457,801  $  3,185,969   $3,643,770(3) $  (340,727 ) $  1,677,978
                          ---------  -------------  ---------  ------------  -------------
                          ---------  -------------  ---------  ------------  -------------

------------------------------

(1) A partnership interest was purchased in 1994 and the remaining partnership interest was purchased in 1997.

(2) A partnership interest was purchased in 1994 and the remaining partnership interest was purchased in 1998.

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

            (IN THOUSANDS EXCEPT SHARE, UNIT AND PER SHARE AMOUNTS)

17. SCHEDULE OF REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1998: (CONTINUED)
(3) The following is a reconciliation of the real estate investment and related accumulated depreciation from January 1, 1998 to December 31, 1998:

Real Estate:
  Balance at January 1, 1998..................................................  $1,793,327
  Cash additions..............................................................  1,318,104
  Other additions, net (4)....................................................    469,637
  Improvements................................................................     62,702
                                                                                ---------
  Balance at December 31, 1998................................................  $3,643,770
                                                                                ---------
                                                                                ---------

Accumulated Depreciation:
  Balance at January 1, 1998..................................................  $(236,220)
  Additions charged to expenses...............................................    (74,593)
  Other additions, net (5)....................................................    (29,914)
                                                                                ---------
Balance at December 31, 1998..................................................  $(340,727)
                                                                                ---------
                                                                                ---------

(4) Amount represents non cash additions related to mortgage debt assumed in conjunction with the acquisitions of the Hahn Centers, consolidation of investments in North County Fair and Topanga previously accounted for under the equity method and the acquisition of a 50% interest in Capital Mall in exchange for Investor Unit Rights.

(5) Amount represents additions in conjunction with the acquisition of Topanga and North County Fair previously accounted for under the equity method.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


    The following discussion should be read in conjunction with the "Selected Financial Data" and the Company's Consolidated Financial Statements and Notes thereto. Historical results set forth in "Selected Financial Data" and the Company's Consolidated Financial Statements are not necessarily indicative of the future financial position and results of operations of the Company.

GENERAL BACKGROUND

    The Company's results of operations from year to year were primarily affected by acquisitions in 1998, 1997 and 1996 which are summarized as follows:

1998 ACQUISITIONS:

    In 1998, the Company invested approximately $1.8 billion to acquire interests in 16 Centers, including a portfolio of 12 shopping centers from TrizecHahn for approximately $1.4 billion. The Properties acquired in 1998 were as follows:

HAHN CENTERS:

UTC                            -- 100% interest acquired in July 1998.
Valley Fair                    -- 50% managing, non-controlling interest acquired in July
                                  1998.
Solano                         -- 100% interest acquired in September 1998.
Parkway Plaza                  -- 100% interest acquired in September 1998.
Fox Hills                      -- 100% interest acquired in October 1998.
Oakridge                       -- 100% interest acquired in October 1998.
Downtown Plaza                 -- 100% interest acquired in October 1998.
Horton Plaza                   -- 100% interest acquired in October 1998.
Capital Mall                   -- 49% managing, non-controlling interest acquired in
                               October 1998 and the remaining 51% acquired in December
                                  1998.
North County Fair              -- the remaining 55% interest not previously owned by the
                                  Company acquired in October 1998.
Cerritos                       -- 50% managing, non-controlling interest acquired in July
                               1998 and the remaining 50% acquired in November 1998.
Santa Anita                    -- 39.7% managing, non-controlling interest acquired in
                               September 1998 and an additional 50% interest acquired in
                                  December 1998, which provided the Company with a
                                  controlling interest in the property.
OTHER ACQUISITIONS:

Crestwood                      -- 100% interest acquired in January 1998.
Promenade                      -- 100% interest acquired in June 1998.
Independence Mall              -- 60% interest acquired in August 1998 and an additional
                               10% interest acquired in October 1998.
Topanga                        -- the remaining 58% interest not previously owned by the
                                  Company acquired in November 1998.


    The Centers acquired in 1998 (referred to as the "1998 Acquisition Centers") were acquired with proceeds obtained from the Company's unsecured revolving credit facility, the issuance of shares of the Company's Series C, C-1, C-2, D and D-1 convertible preferred stock totaling $275 million, the issuance of new secured and unsecured debt, the issuance of notes to Australian investors (the "Capital Notes") totaling $301.1 million, the assumption of debt, the exercise of warrants in WHL (the "WHL Warrants") and subsequent sale of WHL shares for $99.7 million and the issuance of partnership interests and units in the Company's Operating Partnership ("Investor Unit Rights") valued at $32.3 million.


    At December 31, 1998 and for the year then ended, the Consolidated Financial Statements and Notes thereto reflect the consolidated financial results of 29 Centers, the equity in income of five unconsolidated real estate partnerships, the equity in income of North County Fair, Topanga, Cerritos, Santa Anita and Capital Mall until these Centers became consolidated, 12 separate department store properties net leased to the May Company under financing leases, certain other real estate investments, the Garden State Plaza Loan (discussed below) and the exercise of the WHL Warrants.

1997 ACQUISITIONS:

Garden State Plaza Loan        -- In May 1997, the Company made a participating loan
                               totaling $145 million to two wholly-owned affiliates of WHL.
                                  The loan is secured by the affiliates' 50% partnership
                                  interest in Garden State Plaza, a super-regional shopping
                                  center located in Paramus, New Jersey

WHL Warrants                   -- In May 1997, the Company acquired 49 million
                               non-transferable WHL Warrants which entitled the Company to acquire WHL ordinary shares at a price equal to AUS $4.67
                                  per share.

Wheaton                        -- 68% managing, controlling interest acquired in June 1997

Annapolis                      -- adjacent land and the remaining 70% interest not
                               previously owned by the Company acquired in June 1997

Meriden                        -- the remaining 50% interest not previously owned by the
                                  Company acquired in September 1997

Northwest Plaza                -- 100% interest acquired in December 1997


    The Centers acquired in 1997 (referred to as the "1997 Acquisition Centers") were funded from proceeds obtained from the Company's initial public offering in May 1997 (the "Offering"), the Company's unsecured corporate credit facility and the Company's interest in a department store property net leased to the May Company.


    At December 31, 1997 and for the year then ended, the Consolidated Financial Statements and Notes thereto reflect the consolidated financial results of 17 Centers, the equity in income of five unconsolidated real estate partnerships, the equity in income of Annapolis, and Meriden until these Centers became consolidated, 12 separate department store properties net leased to the May Company under financing leases, certain other real estate investments, and the Garden State Plaza Loan.

    For the year ended December 31, 1996, the Company's statements of income and cash flows reflect the consolidated financial results of 12 Centers, the equity in income of seven unconsolidated real estate partnerships, 13 separate department store properties net leased to the May Company under financing leases, certain other real estate investments and the Company's acquisition of Connecticut Post, South Shore and Trumbull (the "1996 Acquisition Centers") in July 1996.

RESULTS OF OPERATIONS

COMPARISONS OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

    TOTAL REVENUES increased $111.7 million or 52% to $328.5 million for the year ended December 31, 1998 as compared to $216.8 million for the same period in 1997. The increase is the result of the addition of the 1997 and 1998 Acquisition Centers which contributed $104.6 million or 94% of the increase in total revenues. Excluding the total revenues generated by the 1997 and 1998 Acquisition Centers, total revenues increased $7.1 million due to completed redevelopments, increased occupancy, higher base rents and higher percentage rents due to higher sales throughout the portfolio.

    TOTAL EXPENSES increased $65.1 million or 53% to $188.2 million for the year ended December 31, 1998 as compared to $123.1 million for the same period in 1997. The increase was due primarily to the addition of the 1997 and 1998 Acquisition Centers, which contributed a combined $53.1 million or 82% of the increase in total expenses. Excluding the total expenses incurred as a result of the 1997 and 1998 Acquisition Centers, total expenses increased $12.0 million due primarily to the advisory fee totaling $6.1 million, which first became payable by the Company to the Advisor in 1998, and an increase in depreciation primarily due to redevelopments placed into service in 1998 and 1997.

    INTEREST EXPENSE, net of capitalized interest, increased $49.4 million or 86% to $106.9 million for the year ended December 31, 1998 as compared to $57.5 million for the same period in 1997, due primarily to increased borrowings under the Company's secured and unsecured loan facilities, the Capital Notes and debt assumed and issued in conjunction with the acquisition of the 1998 and 1997 Acquisition Centers.

    EQUITY IN NET INCOME OF UNCONSOLIDATED REAL ESTATE PARTNERSHIPS increased approximately $2.0 million to $5.9 million for the year ended December 31, 1998 as compared to $3.9 million for the same period in 1997 due primarily to the acquisition of joint venture interests in Valley Fair, Independence Mall, Capital Mall, Cerritos and Santa Anita, which were partially offset by the acquisition of the remaining 55% interest in North County Fair in October 1998 and 58% interest in Topanga in November 1998.

    INTEREST AND OTHER INCOME increased $8.0 million to $17.2 million for the year ended December 31, 1998 as compared to $9.2 million for the same period in 1997. The increase was due to a full year of interest earned on the Garden State Plaza Loan and interest earned on temporary investments.

    NET INCOME increased $59.3 million to $106.2 million for the year ended December 31, 1998 primarily due to a net gain of $53.9 million that resulted from the sale of investments in April 1998, net of a loss from the reversal of certain interest rate swap agreements in August 1998. Excluding this net gain, net income increased $5.4 million or 12% to $52.3 million for the year ended December 31, 1998 as compared to $46.9 million for the same period in 1997 for the reasons discussed above.

COMPARISONS OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996


    TOTAL REVENUES increased $63.1 million or 41% to $216.8 million for the year ended December 31, 1997 as compared to $153.7 million for the same period in 1996. The increase was primarily the result of a full year of operations of the 1996 Acquisition Centers and the addition of the 1997 Acquisition Centers, which contributed a combined $51.7 million or 82% of the increase in total revenues. Excluding the total revenues generated by the 1996 and 1997 Acquisition Centers, total revenues increased $11.4 million due to higher minimum rent resulting from Eastland, Mid Rivers and Mission Valley redevelopments, higher occupancy and higher specialty leasing throughout the portfolio.



    TOTAL EXPENSES increased $30.6 million or 33% to $123.1 million for the year ended December 31, 1997 as compared to $92.5 million for the same period in 1996. The increase was primarily the result of a full year of operations of the 1996 Acquisition Centers and the addition of the 1997 Acquisition Centers, which contributed a combined $30.1 million or 98% of the increase in total expenses. Excluding the total expenses incurred by the acquisitions and an advisory fee, not payable in 1996 of $2.6 million, total expenses increased $3.1 million due primarily to an increase in depreciation from the Mid Rivers, Eastland and Mission Valley redevelopments placed into service in 1997.

    INTEREST EXPENSE, net of capitalized interest, increased $17.3 million or 43% to $57.5 million for the year ended December 31, 1997 as compared to $40.2 million for the same period in 1996. The increase was due to the acquisition of the 1996 Acquisition Centers which contributed $8.8 million of the increase in interest expense. Excluding the 1996 Acquisition Centers, interest expense increased $8.5 million due to additional borrowings on the Company's revolving credit facility as a result of the acquisition of the 1997 Acquisition Centers, and lower interest capitalized due to the completion of redevelopments.

    EQUITY IN INCOME OF UNCONSOLIDATED REAL ESTATE PARTNERSHIPS increased by $0.2 million to $3.9 million for the year ended December 31, 1997 as compared to $3.7 million for the same period in 1996 due to improved operating results totaling $1.7 million as a result of increased occupancy, rental rates and specialty leasing income at all the partnerships and recovery of earthquake repair costs of $0.4 million at Topanga, partially offset by the consolidation of Annapolis and Meriden.

    INTEREST AND OTHER INCOME increased $8.1 million to $9.2 million for the year ended December 31, 1997 as compared to $1.1 million for the same period in 1996. The increase was primarily due to interest earned of $8.3 million on the Garden State Plaza Loan.

    MINORITY INTERESTS IN EARNINGS OF CONSOLIDATED REAL ESTATE PARTNERSHIPS increased $1.4 million to $2.5 million for the year ended December 31, 1997 as compared to $1.1 million for the same period in 1996 due to the acquisition of a 68% managing interest in Wheaton.

    NET INCOME increased $22.2 million or 90% to $46.9 million from $24.7 million for the same period in 1996 for the reasons discussed above.

CASH FLOWS

YEAR ENDED DECEMBER 31, 1998


    Cash and cash equivalents increased $14.3 million for the year ended December 31, 1998 due to excess cash generated by operating activities and financing activities over cash used in investing activities. Net cash provided by operating activities totaled $97.9 million which represents the cash flow generated by the 1998 Acquisition Centers, a full year of operations of the 1997 Acquisition Centers, a full year of interest income earned on the Garden State Plaza Loan and the operations of the Company's existing portfolio. The net cash used in investing activities during the year ended December 31, 1998 totaled $1,346.5 million due primarily to the addition of the 1998 Acquisition Centers and cash used to fund renovations, expansions, tenant allowances and other capital expenditures totaling $1,475.3 million which was partially offset by investment proceeds obtained from the sale of WHL Stock totaling $99.7 million, cash distributions received from unconsolidated partnerships totaling $9.8 million, notes receivable and deferred financing leases receivable repayments totaling $4.9 million, restricted cash used in the redevelopment of Mission Valley West totaling $4.4 million and an increase in the cash balance of consolidated real estate partnerships that were previously accounted for as unconsolidated real estate partnerships totaling $10.0 million. The net cash flow provided by financing activities totaled $1,262.9 million primarily as a result of net borrowings totaling $1,117.6 million obtained to fund the purchase of the 1998 Acquisition Centers and proceeds generated from the issuance of convertible preferred stock totaling $275.0 million which was partially offset by cash distributions paid to preferred and common shareholders totaling $117.0 million, stock issuance costs totaling $8.8 million and cash distributions totaling $3.9 million paid to minority interests in consolidated real estate partnerships.


YEAR ENDED DECEMBER 31, 1997

    Cash and cash equivalents increased $4.3 million for the year ended December 31, 1997 due to excess cash generated by operating activities and financing activities over cash used for investing activities. Net cash provided by operating activities totaled $91.2 million which represent the cash flow generated by the 1997 Acquisition Centers, a full year of operations for the 1996 Acquisition Centers, interest income earned on the Garden State Plaza Loan and the operations of the Company's existing portfolio. The net cash used in investing activities totaled $561.0 million due primarily to the acquisition of the 1997 Acquisition Centers, cash used to fund renovations, expansions, tenant allowances and other capital expenditures totaling $386.2 million, cash used to fund the Garden State Plaza Loan totaling $145.0 million, the purchase of WHL Warrants totaling $15.2 million and increase in restricted cash totaling $28.3 million due to the funding of the Mission Valley West construction loan. The cash used in investing activities was partially offset by investment proceeds obtained from cash distributions received from unconsolidated partnerships totaling $10.0 million, notes receivable and deferred financing lease receivable repayments totaling $2.6 million, and an increase in the cash balances of consolidated real estate partnerships that were previously accounted for as unconsolidated real estate partnerships totaling $1.1 million. The net cash flow provided by financing activities totaled $474.1 million primarily as a result of net borrowings totaling $286.8 million obtained to fund the purchase of the 1997 Acquisition Centers and the $300.4 million in net proceeds generated from the issuance of common and preferred stock in conjunction with the Company's Offering which was partially offset by cash distributions paid to preferred and common shareholders totaling $111.7 million and cash distributions totaling $1.4 million paid to minority interests in consolidated real estate partnerships.


YEAR ENDED DECEMBER 31, 1996

    Cash and cash equivalents increased $6.7 million for the year ended December 31, 1996 due to excess cash generated by operating activities and financing activities over cash used for investing activities. Net cash provided by operating activities totaled $55.2 million which represents the cash flow generated by the 1996 Acquisition Centers and the operations of the Company's existing portfolio. The net cash used in investing activities totaled $91.0 million primarily due to the purchase of the 1996 Acquisition Centers and cash used to fund renovations, expansions, tenant allowances and other capital expenditures totaling $106.9 million which was partially offset by investment proceeds obtained from cash distributions received from unconsolidated partnerships totaling $11.4 million, notes receivable and deferred financing lease receivable repayments totaling $2.0 million and an increase in cash balances of consolidated real estate partnerships that were previously accounted for as unconsolidated real estate partnerships totaling $2.4 million. The net cash flow provided by financing activities totaled $42.5 million primarily due to net proceeds generated from the issuance of common and preferred stock net of issuance costs totaling $405.4 million, used to redeem common stock of $218.0 million, partially offset by net distributions paid to preferred and common shareholders totaling $68.2 million, net repayments of debt totaling $76.4 million and cash distributions totaling $0.3 million paid to minority interests in consolidated real estate partnerships.

FFO--FUNDS FROM OPERATIONS

    The Company computes FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of NAREIT in March 1995 which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. In addition, FFO as computed by the Company may not be comparable to similarly titled figures reported by other REITs. The Company believes that FFO is an effective measure of the Company's operating performance because analysts and investors usually use FFO in analyzing the operating results of real estate companies rather than using earnings per share.

    The following is a summary of the Company's FFO and a reconciliation of net income to FFO for the periods presented:


                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                                1998        1997       1996
                                                             ----------  ----------  ---------
                                                                     ($ IN THOUSANDS)
Funds from Operations......................................  $  140,839  $  111,271  $  75,842
                                                             ----------  ----------  ---------
                                                             ----------  ----------  ---------
Increase in Funds from Operations from prior period........        26.6%       46.7%      15.3%

Reconciliation:
  Net income...............................................  $  106,188  $   46,865  $  24,696
  Gain on sale of investments..............................     (53,895)         --         --
  Depreciation and amortization:
    Deferred financing leases..............................       2,138       2,044      1,883
    Consolidated properties................................      76,926      53,913     38,596
    Unconsolidated real estate partnerships................      10,753       9,456     11,100
    Minority interest portion of consolidated properties...      (1,271)     (1,007)      (433)
                                                             ----------  ----------  ---------
Funds from Operations......................................  $  140,839  $  111,271  $  75,842
                                                             ----------  ----------  ---------
                                                             ----------  ----------  ---------


EBITDA--EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION


    The Company believes that there are several important factors that contribute to the ability of the Company to increase rent and improve profitability of its Centers, including aggregate retailer sales volume, sales per square foot, occupancy levels and retailer costs. Each of these factors has a significant effect on EBITDA. The Company believes that EBITDA is an effective measure of operating performance because EBITDA is unaffected by the debt and equity structure of the property owner. EBITDA: (i) does not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's overall performance; (iii) is not indicative of cash flows from operating, investing and financing activities (determined in accordance with GAAP); and (iv) is not an alternative to cash flows (determined in accordance with GAAP) as a measure of the Company's liquidity.


    The Company's EBITDA after minority interest plus its pro-rata share of EBITDA of unconsolidated real estate partnerships increased from $124.4 million in 1996 to $256.9 million in 1998. The growth in EBITDA reflects the addition of Total GLA, increased rental rates, increased retailer sales, improved occupancy levels and effective control of operating costs.

    The following is a summary of the Company's EBITDA and a reconciliation of EBITDA to FFO (which has been reconciled to the Company's net income above) for the periods presented:


                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1998        1997        1996
                                                           ----------  ----------  ----------
                                                                    ($ IN THOUSANDS)
EBITDA...................................................  $  256,931  $  177,858  $  124,352
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Increase in EBITDA from prior period.....................        44.5%       43.0%       21.7%

Reconciliation:
  Funds from Operations..................................  $  140,839  $  111,271  $   75,842
  Interest expense:
    Consolidated properties..............................     106,852      57,472      40,233
    Unconsolidated real estate partnership...............      10,193       9,858       8,748
    Minority interest portion of consolidated
      properties.........................................        (953)       (743)       (471)
                                                           ----------  ----------  ----------
EBITDA...................................................  $  256,931  $  177,858  $  124,352
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------


THE SHOPPING CENTER BUSINESS

    There are several types of retail shopping centers, varying primarily by size and marketing strategy. Centers with greater than 800,000 square feet of Total GLA built around three or more Anchors are referred to as super-regional shopping centers. Centers with Total GLA ranging from 400,000 to 800,000 square feet built around one to three Anchors are referred to as regional shopping centers. Centers with Total GLA ranging from 200,000 to 600,000 square feet built around retailers consisting of Category Killers (large discount retailers in a specific product niche such as Toys R' Us) and Big Box Retailers (similar to Category Killers but a wider product offering such as Loehman's) are referred to as power centers. In enclosed super-regional and regional shopping centers, Anchors are usually located at the ends of enclosed common area corridors. This layout is intended to maximize pedestrian traffic for Mall Stores.

    Most regional and super-regional shopping centers compete for consumer retail dollars by offering fashion merchandise, hard goods and services, generally in an enclosed, climate-controlled environment with convenient parking. Regional and super-regional shopping centers have differing strategies for price levels depending upon the market demographics, competition and the merchants and merchandise offered, from very high-end presentations, at one end, to a strategy of leasing exclusively to promotional, single category outlet stores, at the other. Super-regional shopping centers generally have more variety and assortment than regional shopping centers. Westfield Shoppingtowns seek to optimize Mall Store mix consistent with market demographics and customer preferences.

    The following table sets forth the number of Centers in each state and Total GLA at December 31, 1998:

                                                                             TOTAL GLA
                                                                NO. OF      -----------
                                                               SHOPPING                   PERCENT OF
SHOPPING CENTER LOCATIONS BY STATE                              CENTERS       (000'S)      TOTAL GLA
-----------------------------------------------------------  -------------  -----------  -------------
California.................................................           20        19,364          53.9%
Colorado...................................................            1           471           1.3%
Connecticut................................................            4         3,418           9.5%
Maryland...................................................            3         3,763          10.5%
Missouri...................................................            6         5,574          15.5%
New York...................................................            1         1,167           3.3%
North Carolina.............................................            1           690           1.9%
Washington.................................................            2         1,471           4.1%
                                                                      --
                                                                            -----------          ---
                                                                      38        35,918           100%
                                                                      --
                                                                      --
                                                                            -----------          ---
                                                                            -----------          ---

    From 1994 to 1998, the Manager managed all the Centers in which the Company had an interest except North County Fair which was managed by TrizecHahn. On August 1, 1998, the Manager commenced management responsibilities for the Hahn Centers acquired from TrizecHahn. The Centers managed by the Manager are referred to as "Managed Centers".

SALES

    From 1996 to 1998, reported sales for Mall Shops increased from $1.5 billion to $3.1 billion. Total sales for Mall Shops affect revenue and profitability levels of the Company because they determine the amount of minimum rent the Company can charge, the percentage rent it realizes, and the recoverable expenses (common area maintenance, real estate taxes, etc.) the retailers can afford to pay.

    The table below sets forth Mall Shop sales for Managed Centers in the east coast, the midwest and west coast regions of the United States.

                         EAST COAST CENTERS           MIDWEST CENTERS           WEST COAST CENTERS           TOTAL CENTERS
                     --------------------------  --------------------------  ------------------------  --------------------------
                      SALES(1)     PERCENTAGE     SALES(1)     PERCENTAGE     SALES(1)    PERCENTAGE    SALES(1)     PERCENTAGE
YEAR                 (MILLIONS)     INCREASE     (MILLIONS)     INCREASE     (MILLIONS)    INCREASE    (MILLIONS)     INCREASE
-------------------  -----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------
1998...............   $     867           2.7%    $     366          80.3%    $   1,828        137.7%   $   3,061          68.6%
1997...............         844          20.5           203          14.7           769         25.9        1,816          22.0
1996...............         700            --           177           1.7           611          8.7        1,488           3.7

------------------------

(1) Sales are based on Mall Shop retailers for Managed Centers reporting sales, excluding Centers under redevelopment in 1996.

    Reported sales per square foot for Mall Shops located at the Managed Centers for the years ended December 31, 1998, 1997 and 1996, excluding Centers under redevelopment in 1996, were as follows:

                                                                          1998       1997       1996
                                                                        ---------  ---------  ---------
Reported sales per square foot........................................  $     330  $     310  $     297
Increase from prior year..............................................        6.5%       4.4%       6.5%
Increase from prior year on a comparable Mall Shop basis..............        4.2%       4.4%       6.5%

    The Company believes these sales levels enhance its ability to obtain higher rents from retailers.

LEASES

    Generally, Mall Store leases are for ten-year terms and provide for retailers to pay rent comprised of fixed and variable components. The fixed component, referred to as "base" or "minimum" rent, is often subject to steps, or contractual increases according to a negotiated schedule. The variable rent component is based upon a percentage of a retailer's gross sales in excess of a minimum annual amount. In some cases, retailers only pay base rent and, in a few cases, retailers only pay percentage rent.

    Virtually all of the leases for Mall Stores contain provisions that allow the Centers to recover certain operating costs and expenses (including certain capital expenditures) with respect to the common areas (including parking facilities), all buildings, roofs and facilities within the Centers, as well as insurance and property taxes. During 1998, the Centers recovered approximately 98% of these costs and expenditures in the form of expense recoveries from retailers.

LEASING

    Leasing percentages are calculated on the basis of signed leases excluding temporary leases, which consist of leases having a term of less than one year. The following table sets forth leased status for the Managed Centers in the east coast, the midwest and the west coast regions of the United States (excluding certain Centers under redevelopment in 1996).

                                                         EAST COAST        MIDWEST       WEST COAST         TOTAL
DECEMBER 31                                                CENTERS         CENTERS         CENTERS         CENTERS
-----------------------------------------------------  ---------------  -------------  ---------------  -------------
1998.................................................            95%             93%             92%             93%(1)
1997.................................................            94%             91%             94%             93%
1996.................................................            92%             93%             92%             92%

------------------------

(1) Excluding the Hahn Centers, Mall Stores were 95% leased. As of December 31, 1998, the Hahn Centers were 89% leased compared to 87% in July 1998 when the Manager began managing the Hahn Centers.

COSTS OF OCCUPANCY


    Management believes that in order to continue to increase per share Funds from Operations, Mall Store retailers must be able to operate profitably. A factor contributing to retailer profitability is cost of occupancy, which consists of base rents and expense recoveries; therefore, as sales levels increase, the retailer can afford to pay a higher rent. From 1996 to 1998 recoverable expenses remained relatively constant while sales per square foot continued to increase, thereby giving the Company an opportunity to increase effective rents without raising a retailer's total occupancy cost beyond its ability to pay.


    The following table sets forth certain information relating to occupancy costs as a percentage of sales for reporting Mall Store retailers at the Managed Centers.

                                                               FOR THE YEARS ENDED DECEMBER
                                                                            31,
                                                              -------------------------------
                                                                1998       1997       1996
                                                              ---------  ---------  ---------
Occupancy Costs as a Percentage of Sales:
Base Rents..................................................        7.8%       8.4%       8.5%
Expense Recoveries..........................................        4.2        4.6        4.7
                                                                    ---        ---        ---
Total.......................................................       12.0%      13.0%      13.2%
                                                                    ---        ---        ---
                                                                    ---        ---        ---

LEASE EXPIRATIONS

    The expiration of leases present shopping center owners with the opportunity to increase base and percentage rents, modify lease terms, improve retailer mix, relocate existing retailers, reconfigure or expand retailer spaces and introduce new retailers and retail concepts to the shopping center. The Company endeavors to increase base rent levels in the Centers in part through negotiating terminations of leases of underperforming retailers and renegotiating expired leases.

    The following table shows scheduled lease expirations over the next ten years based upon Mall Store leases in place at December 31, 1998.

                                                                                        ANNUALIZED BASE
                                APPROXIMATE MALL     PERCENTAGE OF         AVERAGE          RENT OF       PERCENTAGE OF BASE
                   NUMBER OF         GLA OF            MALL GLA        BASE RENT (PSF)  EXPIRING LEASES    RENT REPRESENTED
  YEAR ENDING       LEASES      EXPIRING LEASES     REPRESENTED BY       OF EXPIRING    ---------------       BY EXPIRING
 DECEMBER 31,      EXPIRING        (SQ. FT.)        EXPIRING LEASES        LEASES                               LEASES
---------------  -------------  ----------------  -------------------  ---------------    (THOUSANDS)    ---------------------
1999........             301           967,568               6.7%         $   13.93       $    13,475                4.6%
2000........             434         1,185,124               8.2              18.54            21,975                7.5
2001........             418           985,140               6.8              23.45            23,102                7.9
2002........             452           987,341               6.8              26.81            26,468                9.1
2003........             489         1,298,905               8.9              23.53            30,561               10.5
2004........             520         1,388,026               9.6              26.77            37,160               12.8
2005........             379         1,211,629               8.3              32.52            39,401               13.5
2006........             331         1,125,305               7.8              25.86            29,101               10.0
2007........             341         1,152,899               7.9              26.70            30,784               10.6
2008........             326         1,094,557               7.5              26.63            29,144               10.0

MALL SHOP RENTAL RATES

    The following table contains certain information regarding per square foot average base and effective rent (base rent plus percentage rent) of the Mall Shops at Managed Centers.

                                                                         EXISTING MALL SHOP
                                                                               LEASES
                                                                      ------------------------
                                                                                    EFFECTIVE
AS OF DECEMBER 31,                                                     BASE RENT      RENT
--------------------------------------------------------------------  -----------  -----------
1998................................................................   $   28.72    $   29.22
1997................................................................       28.11        28.70
1996................................................................       27.07        27.62

    As leases have expired, the Company has generally sought to rent the available space, either to the existing retailer or a new retailer, at rental rates that are higher than those of the expiring leases, since the average rent for leases in place is generally less than the market rate for such space.

    The following table illustrates increases in Mall Shop rental rates for the Managed Centers.

                                      LEASES EXPIRING      LEASE EXECUTED
                                        DURING THE           DURING THE
YEAR                                     PERIOD(1)            PERIOD(2)        PERCENT INCREASE
----------------------------------  -------------------  -------------------  -------------------
1998..............................       $   25.19            $   32.81                 30.3%
1997..............................           27.20                29.22                  7.4%
1996..............................           21.48                28.16                 31.1%

------------------------

(1) Includes scheduled expirations, early terminations, abandonments and negotiated buyouts. Represents average base rent for the final year of occupancy.

(2) Represents average base rent for the initial year of occupancy including renewals.

    Minimum rents at Mall Stores are expected to grow as a result of contractual rent increases in existing leases. Although there can be no assurances that such contractual increases will be realized, or that such contractual increases are indicative of possible future increases, base rent at the Centers is expected to increase by approximately $23.9 million over the next five years through these contractual increases.

                                                                                CUMULATIVE
                                                            EXISTING             EXISTING
                                                           CONTRACTUAL         CONTRACTUAL
YEAR                                                     RENT INCREASES       RENT INCREASES
-----------------------------------------------------  -------------------  ------------------
1999.................................................     $   7,571,912       $    7,571,912
2000.................................................         5,983,670           13,555,582
2001.................................................         3,791,738           17,347,320
2002.................................................         3,595,682           20,943,002
2003.................................................         2,930,408           23,873,410


    As required by GAAP, contractual rent increases are recognized as rental income using the straight-line method over the respective lease term which may result in the recognition of income not currently billable under the terms of the lease. The amount of contractual rent recognized in excess of rent billed for the years ending December 31, 1998, 1997 and 1996 was $4.2 million, $3.1 million and $2.3 million, respectively.


SEASONALITY

    The shopping center industry is seasonal in nature, particularly in the fourth quarter during the holiday season, when retailer occupancy and retail sales are typically at their highest levels. In addition, shopping centers achieve a substantial portion of their specialty (temporary retailer) rents during the holiday season. As a result of the above, earnings are generally highest in the fourth quarter of each year.

    The following table summarizes certain 1998 and 1997 quarterly data for the Managed Centers:

                                                1ST         2ND         3RD          4TH
                                              QUARTER     QUARTER     QUARTER      QUARTER
                                             ----------  ----------  ----------  ------------
                                                             ($ IN THOUSANDS)
1998 QUARTERLY DATA:
Mall Shop sales............................  $  615,302  $  685,548  $  688,089  $  1,071,951
Revenues...................................  $   87,933  $   86,807  $  108,469  $    145,072
Percentage Leased..........................          92%         93%         93%           93%(1)

1997 QUARTERLY DATA:
Mall Shop sales............................  $  298,716  $  316,178  $  325,834  $    506,591
Revenues...................................  $   69,482  $   69,087  $   80,209  $     83,031
Percentage Leased..........................          91%         92%         92%           93%

------------------------

(1) The portfolio was 95% leased, excluding the Hahn Centers which were 89% leased.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 1998, the Company had unused capacity under its unsecured revolving credit facility totaling $108.8 million which will be utilized to fund acquisition and redevelopment activities and as a working capital facility. Through its hedging activities, the Company has fixed the interest rates applicable to the outstanding balance under this facility at rates ranging from 7.08% to 7.26%.

    As of December 31, 1998, the Company's balance of cash and cash equivalents was $25.3 million, not including its proportionate share of cash held by unconsolidated real estate partnerships.

    During 1998, the Company acquired the 1998 Acquisition Centers for approximately $1.8 billion including the assumption of debt. The funds for these acquisitions were obtained from the utilization of its existing credit facility, new secured and unsecured loan facilities, sale of assets and issuance of debt and equity securities as further described below.

    In December 1998, the Company issued $75 million of Series C-1, C-2 and D-1 preferred stock. Security Capital Preferred Growth Incorporated ("SCPG") purchased $50 million of the Series C-1, and C-2 preferred stock and Westfield American Trust, an Australian public company and an affiliate of the Company ("WAT") purchased $25 million of the Series D-1 preferred stock. Each share of preferred stock is convertible into ten shares of the Company's common stock at the price of $18.00 per share and has a dividend rate equal to the greater of 8.5% or the dividend declared on the Company's common stock. The Series D-1 preferred stock acquired by WAT is not convertible into the Company's common stock until approval is obtained from the Company's shareholders which the Company will seek to obtain at its next annual meeting.


    In December 1998, the Company issued a collateralized non-recourse note payable totaling $746.1 million. The proceeds were used to finance a portion of the property portfolio purchased from TrizecHahn and to refinance an existing collateralized non-recourse note and a portion of the unsecured revolving credit facility. The note is due in December 2001 and interest is provided at LIBOR plus 0.53%. The Company has fixed the rate on this note at 6.38% through interest rate swap contracts.

    During the year ended December 31, 1998, the Company obtained secured and unsecured loan facilities totaling $239.0 million in connection with the purchase of the 1998 Acquisition Centers. These secured and unsecured loan facilities are due at various dates in 1999 and bear interest at either LIBOR + 1.5% or LIBOR + 1.75%.

    During the year ended December 31, 1998, the Company assumed mortgage debt totaling approximately $478.2 million on a pro rata basis in connection with its acquisition of interests in Cerritos, UTC, Valley Fair, Independence Mall, Solano, Topanga, Downtown Plaza, North County Fair and Santa Anita.

    In December 1998, the Company acquired a 1% interest in Capital Mall for cash and issued 978,378 Investor Unit Rights in exchange for the remaining 50% interest in Capital Mall not already owned by the Company.

    In August 1998, the Company issued $200 million of Series C and D preferred stock. Each share of Series C and Series D preferred stock is convertible into ten shares of the Company's common stock at the price of $18.00 per share and has a dividend rate equal to the greater of 8.5% or the dividend declared on the Company's common stock.

    Additionally, in August 1998, the Company issued 786,286 units in Westfield Independence Mall Limited Partnership in conjunction with the acquisition of an interest in Independence Mall. Under certain circumstances, each unit of Westfield Independence Mall Limited Partnership is exchangeable for cash or, at the option of the Company, into shares of the Company's common stock.


    In June 1998, the Company issued Capital Notes totaling $301.1 million, repayable in three equal installments due in June 2001, 2002 and 2003 and bearing interest at 8.38% per annum.


    In May 1998, the Company entered into a stock subscription agreement with WAT. Subject to shareholder approval, the Company has the right to sell, and WAT has the obligation to purchase, up to AUS $465 million (approximately US $285 million at December 31, 1998 foreign currency exchange rates) of the Company's common stock in three equal installments at a 5% discount to the then prevailing market price of the Company's common stock at June 2001, 2002 and 2003. Based upon the foreign currency exchange rate on March 12, 1999, the Company would receive approximately US $296 million.

    In April 1998, the Company exercised the WHL Warrants. As a result of the exercise, WHL elected to pay the profit element of the WHL Warrants by issuing 20,339,066 WHL ordinary shares. These shares were then sold by the Company for $99.7 million.

    The Company's consolidated indebtedness at December 31, 1998 was $2,641.0 million, of which $2,472.3 million is fixed-rate debt and $168.7 million is variable rate debt after considering interest rate protection agreements totaling $1.7 billion. The interest rate on the fixed rate debt ranges from 6.38% to

8.38%. The Company's pro-rata share of debt-to-total market capitalization, based on the share price at December 31, 1998 was 54.6%, excluding the Capital Notes from the numerator. The maturity dates of consolidated indebtedness range from 1999 to 2018. Scheduled principal amortization and balloon payments in connection with maturing consolidated indebtedness over the next five years and thereafter are set forth in the table below:

YEAR                                                              AMOUNT
--------------------------------------------------------------  -----------
                                                                    (IN
                                                                THOUSANDS)
1999..........................................................   $ 346,433
2000..........................................................     632,572
2001..........................................................   1,025,110
2002..........................................................     165,368
2003..........................................................     111,016
Thereafter....................................................     360,516

    The Company has entered into interest rate exchange agreements to manage current and future interest rates. Interest rate exchange agreements are contractual agreements between the Company and third parties to exchange fixed and floating interest payments periodically without the exchange of the underlying principal amounts (notional amounts). The agreements consist of swaps and involve the future receipt, of a floating rate based on LIBOR and the payment of a fixed rate. Since December 31, 1997, the Company has lengthened the average remaining term of its pro rata share of fixed rate borrowings and hedges, including delayed start swaps from 7.8 years to 9.1 years. In the unlikely event that a counterparty fails to meet the terms of an interest rate swap contract, the Company's exposure is limited to the interest rate differential between the contract rate and the market rate on the notional amount. The Company does not anticipate non-performance by any of the counterparties.

    The following is a summary of fixed rate debt, average fixed interest rate and average remaining term to maturity for the Company's pro rata share of fixed rate debt and variable rate debt which has been fixed through the use of interest rate swap contracts:

                                                            DECEMBER 31,
                                                        --------------------
                                                          1998       1997
                                                        ---------  ---------
                                                          ($ IN THOUSANDS)
Principal amount of fixed rate debt...................  $ 777,911  $ 703,175
Principal (notional) amount of other current fixed
  rate payable instruments............................  1,700,000    225,000
                                                        ---------  ---------
                                                        $2,477,911 $ 928,175
                                                        ---------  ---------
                                                        ---------  ---------
Fixed rate debt as a percentage of total notes payable
  and revolving credit facility.......................       91.4%      79.6%
                                                        ---------  ---------
                                                        ---------  ---------
Average effective fixed rate (inclusive of margins) of
  total fixed rate debt and hedges, including delayed
  start swaps.........................................       7.09%      7.10%
                                                        ---------  ---------
                                                        ---------  ---------
Average remaining term (in years) of total fixed rate
  borrowings and hedges, including delayed start
  swaps...............................................        9.1        7.8
                                                        ---------  ---------
                                                        ---------  ---------

    For a more detailed discussion of the Company's investment in interest rate and foreign currency exchange agreements, please refer to the "Quantitative and Qualitative Disclosure about Market Risks" in the Company's Definitive Proxy Statement which is incorporated herein by reference or the Company's Annual Report on Form 10-K, which may be obtained from the Securities and Exchange Commission, the Company's web-site at www.westfieldamerica.com or by writing to the Company at its corporate offices.

    The Company believes that redevelopment, repositioning and expansion are key to maximizing the use and performance of its assets and increasing its income growth and capital appreciation. The Company continually evaluates the redevelopment potential of its Properties including Properties which have undergone redevelopment in the past five years. Due to the financial and regulatory burdens presented by the development of new regional shopping centers, the Company believes that an on-going redevelopment program provides a cost efficient means of ensuring that the Company's existing Centers compete effectively within their existing markets and are able to attract new customers.

    Capital expenditures and capitalized leasing costs totaled $60.9 million, $70.0 million, and $45.8 million for the years ended December 31, 1998, 1997 and 1996, respectively. The following table shows the components of capital expenditures and capitalized leasing costs.

                                                          FOR THE YEARS ENDED DECEMBER
                                                                       31,
                                                         -------------------------------
                                                           1998       1997       1996
                                                         ---------  ---------  ---------
                                                                 ($ IN MILLIONS)
Renovations and expansions.............................  $    46.5  $    61.2  $    39.0
Tenant allowances......................................        8.9        5.5        5.0
Capitalized leasing costs..............................        4.6        2.9        1.7
Other capital expenditures.............................        0.9        0.4        0.1
                                                         ---------  ---------  ---------
  Total................................................  $    60.9  $    70.0  $    45.8
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

    Capital expenditures were financed by external funding and recovery of costs from retailers where applicable. The Company is currently involved in several development projects and had outstanding commitments with contractors totaling approximately $54.3 million as of December 31, 1998, which will be funded through existing mortgage debt, new mortgage debt and the unsecured revolving credit facility.

    The historical sources of capital used to fund the Company's operating expenses, interest expense, recurring capital expenditures and non-recurring capital expenditures (such as major building renovations and expansions) have been: (i) Funds from Operations, (ii) the issuance of secured and unsecured debt and (iii) the issuance of equity. The Company anticipates that development projects, expansion projects and potential acquisitions will be funded by external financing sources.

    The Company anticipates that its Funds from Operations will provide the necessary funds on a short-term and long-term basis for its operating expenses, interest expense on outstanding indebtedness and all distributions to the shareholders in accordance with REIT requirements. Sources of recurring and non-recurring capital expenditures on a short-term and long-term basis, such as major building renovations and expansions, as well as for scheduled principal payments, including balloon payments on outstanding indebtedness are expected to be obtained from: (i) additional debt financing, (ii) additional equity and
(iii) working capital reserves.

    Although no assurance can be given, the Company believes that it will have access to capital resources sufficient to satisfy the Company's cash requirements and expand and develop its business in accordance with its strategy for growth.

DISTRIBUTIONS

    A distribution was declared on December 18, 1998 to shareholders of record on December 31, 1998 of $33.0 million or $0.355 per common share for the quarter ended December 31, 1998, which is equal to $1.42 per common share on an annualized basis. The Company intends to pay regular quarterly distributions to holders of its common stock.

YEAR 2000 READINESS


    The Year 2000 Problem is a result of computer hardware and software systems (collectively referred to as "Systems" and individually as a "System") having been designed to use a two-digit code rather than a four-digit code to define the applicable year, as in "98" to represent "1998." Any of the Company's Systems may misinterpret a date using "00" as the year 1900 rather than the year 2000. This could result in errors causing such Systems to become unreliable or to fail. Disruptions from such System failures could be as far reaching as an extended loss of utilities and other vital services at the Centers, or as insignificant as a minor interruption in services to tenants at the Centers.


    On behalf of the Company, the Company's Manager began a company-wide assessment in 1997 (the "Project") to identify the Company's reliance on Systems using a two digit date code as well as the Company's exposure to third party customers and suppliers critical to the Company's operations. The Project includes an assessment of the Company's dependence upon such Systems and third parties as well as establishing priorities for addressing any Systems or third party customers and suppliers which are assessed as potential Year 2000 compliance risks.

    The Manager has completed the required upgrade of its mission critical communications, hardware and software Systems which were identified as not Year 2000 compliant. The Manager is communicating with significant customers and third-party suppliers to ensure that their products and business systems will be Year 2000 compliant. The cost of any required upgrades or changes are not anticipated to be significant and the Company is not aware of any significant Year 2000 issues involving its customers, suppliers or service providers.

    For a more detailed discussion of the Company's Year 2000 Readiness, please refer to the "Year 2000 Readiness" disclosure included in the Company's Definitive Proxy Statement which is incorporated herein by reference or the Company's Annual Report on Form 10-K, which may be obtained from the Securities and Exchange Commission, the Company's web-site at www.westfieldamerica.com or by writing to the Company at its corporate offices.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    This Annual Report contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our views at the time we made the statements with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, described in the documents incorporated by reference into this Annual Report. These risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. The words "believes," "expects," "anticipates," "intends, " "plans," "estimates" and similar expressions identify forward-looking statements, which speak only as of the dates on which we made them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.


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